================================================================================


                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                            Dated as of July 2, 1999

                                  by and among

                              PANAMSAT CORPORATION,

                            THE CHASE MANHATTAN BANK,
                                    as Agent

                                       and

                  The Institutions Listed on Schedule A hereto,
                              as Loan Participants



                8 Wide Ku-Band and 16 Narrow Ku-Band Transponders
          Aboard Galaxy III-R Communications Satellite (HS-601 Series)







================================================================================

                                TABLE OF CONTENTS

                                                                            Page



RECITALS.......................................................................1


GRANTING CLAUSE................................................................2


SECTION 1.  Definitions........................................................3
         1.1  Terms Defined in This Agreement..................................3
         1.2  Terms Defined in Other Operative Documents......................10


SECTION 2.  The Loans and the Notes...........................................10
         2.1  Loans; Issuance of Notes........................................10
         2.2  Repayment of Loans..............................................10
         2.3  Conversion and Continuation Options.............................10
         2.4  Minimum Amounts of Tranches.....................................11
         2.5  Interest Rates and Payment Dates................................11
         2.6  Computation of Interest.........................................12
         2.7  Inability to Determine Interest Rate............................12
         2.8  Pro Rata Treatment and Payments.................................12
         2.9  Optional Prepayments............................................13
         2.10  Required Prepayment Following Event of Loss or
               Certain Other Events...........................................13
         2.11  Certain Miscellaneous Provisions...............................14
         2.12  Evidence of Loans..............................................15
         2.13  Replacement of Notes; Transfer of Notes........................15
         2.14  Payment of Taxes or Other Governmental Charges.................16
         2.15  Illegality.....................................................16
         2.16  Requirements of Law............................................17
         2.17  Taxes..........................................................18
         2.18  Indemnity......................................................21
         2.19  Change of Lending Office.......................................22


SECTION 3.  Assumption of Obligations; Fees...................................22
         3.1  Assumption of Obligations.......................................22
         3.2  Acknowledgment..................................................22
         3.3  Fees    ........................................................22


SECTION 4.  Covenants and Representations and Warranties of PanAmSat, Etc.....22
         4.1  Notice of Loan Event of Default; Furnishing Copies of Documents.22
         4.2  Certain Limitations on Actions of PanAmSat, Etc.................23

         4.3  Payment of Moneys to Agent......................................23
         4.4  Further Assurances; Financing Statements........................23
         4.5  Appointment of Agent as Attorney-in-Fact........................24
         4.6  Liability of PanAmSat under Granting Clause Documents;
               Absence of Liability of Agent..................................24
         4.7  Representations and Warranties..................................24


SECTION 5.  Application of Proceeds from Collateral Security..................25
         5.1  Application of Proceeds Prior to Default........................25
         5.2  Application of Other Amounts Held by Agent upon Rent Default....25
         5.3  Retention of Amounts by Agent...................................25
         5.4  Application of Payments upon an Event of Loss,
               Termination or Purchase of Transponders; Other Prepayments.....26
         5.5  Payments After Loan Event of Default............................27
         5.6  Application of Certain Other Payments...........................27
         5.7  Other Payments..................................................28
         5.8  Excepted Payments...............................................28
         5.9  Payments to PanAmSat............................................28


SECTION 6.  Events of Default; Acceleration of Loans..........................28


SECTION 7.  Remedies, Etc.....................................................31
         7.1  Legal Proceedings...............................................31
         7.2  Cost of Collection..............................................31
         7.3  Notice of Claimed Default.......................................31
         7.4  No Waiver.......................................................31
         7.5  Foreclosure.....................................................31
         7.6  Power of Sale...................................................32
         7.7  Agent Authorized to Execute Deeds, Etc..........................32
         7.8  Purchase of Collateral Security by Loan Participants............32
         7.9  Receipt a Sufficient Discharge to Purchaser.....................32
         7.10  Waiver of Appraisement, Valuation, Etc.........................32
         7.11  Sale a Bar.....................................................33
         7.12  Application of Proceeds of Sale................................33
         7.13  Appointment of Receiver........................................33
         7.14  Possession, Management and Income..............................33
         7.15  Right of Agent to Perform Covenants, Etc.......................33
         7.16  Remedies, Etc., Cumulative.....................................34
         7.17  Quiet Enjoyment................................................34
         7.18  Waiver of Existing Defaults....................................36
         7.19  No Waiver of Certain Obligations...............................36
         7.20  Obligations of Agent Upon Exercise of Rights...................36

SECTION 8.  No Assumption of Obligations Under Assigned Documents.............37


SECTION 9.  The Agent.........................................................37
         9.1  Appointment.....................................................37
         9.2  Delegation of Duties............................................38
         9.3  Exculpatory Provisions..........................................38
         9.4  Reliance by Agent...............................................38
         9.5  Notice of Default...............................................39
         9.6  Non-Reliance on Agent and Other Loan Participants...............39
         9.7  Indemnification.................................................39
         9.8  Agent in Its Individual Capacity................................40
         9.9  Successor Agent.................................................40
         9.10  Funds May Be Held by Agent.....................................40
         9.11  Representations and Warranties.................................41
         9.12  Action upon Payment of Notes or Transfer of Transponders.......41
         9.13  Certain Notices by Agent.......................................42


SECTION 10.  Termination of Agreement.........................................42


SECTION 11.  Additional Security..............................................42


SECTION 12.  Assigned Agreements..............................................43


SECTION 13.  Amendments and Supplements to Agreement and Other Documents......43
         13.1  Supplements and Amendments with Consent........................43
         13.2  Loan Agreement Supplement etc. Without Consent.................45
         13.3  Agent Protected................................................45
         13.4  Form of Request................................................46
         13.5  Documents Mailed to Holder.....................................46


SECTION 14.  Notices, Etc.....................................................46

SECTION 15.  After-Acquired Property and Substitution.........................46


SECTION 16.  Terms Subject to Applicable Law; Governing Law...................47


SECTION 17.  Agreement a Security Agreement with Respect to Personal Property.47

SECTION 18.  Operation; Maintenance; Compliance with Law; Location of Satellite; Substitution of Transponders......................48


SECTION 19.  Insurance........................................................51


SECTION 20.  Miscellaneous....................................................52
         20.1  Severability...................................................52
         20.2  Successors and Assigns.........................................53
         20.3  Adjustments....................................................56
         20.4  Counterparts...................................................56

Schedule A          COMMITMENTS OF LOAN PARTICIPANTS

Exhibit 1           PROMISSORY NOTE

Exhibit 2           DEBT AMORTIZATION SCHEDULE

Exhibit 3           ASSIGNMENT AND ACCEPTANCE

Exhibit 4           CASUALTY PAYMENT DATES

         AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of July 2, 1999, by and among (i) PANAMSAT CORPORATION, a Delaware corporation ("PanAmSat"), successor-in-interest to Hughes Communications Galaxy, Inc. ("HCG"); (ii) THE CHASE MANHATTAN BANK, successor-by-merger to Chemical Bank and the other Banks listed on Schedule A hereto (individually a "Loan Participant" and collectively the "Loan Participants"); and (iii) THE CHASE MANHATTAN BANK, successor-by-merger to Chemical Bank, as agent for the Loan Participants (in such capacity, together with its successors and assigns in such capacity, the "Agent").

                                    RECITALS

         WHEREAS, that certain Loan and Security Agreement dated as of February 7, 1996, was entered into by and among HCG, as Lessee and Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee, Chemical Bank, as Agent, and the Institutions Listed on Schedule A thereto, as Loan Participants (the "Existing Loan Agreement");

         WHEREAS, that certain Lease Agreement dated as of February 7, 1996, was entered into by and among HCG, as Lessee and Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee and Lessor (the "Lease");

         WHEREAS, that certain Participation Agreement dated as of February 7, 1996, was entered into by and among PanAmSat as successor-in-interest to HCG, as Seller and Lessee, General Motors Acceptance Corporation, as Owner Participant, Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee and Lessor, The Chase Manhattan Bank as successor-by-merger to Chemical Bank, as Agent, and the Institutions Listed on Schedule A thereto, as Loan Participants (the "Participation Agreement");

         WHEREAS, PanAmSat gave notice on April 2, 1999 of its intent to (a) exercise the purchase option set forth in Section 19(a)(ii) of the Lease with respect to the Transponders on the EBO Date and (b) assume the Initial Notes pursuant to Section 19(c) of the Lease, Section 5.05(a) of the Participation Agreement and Section 2.20 of the Existing Loan Agreement;

         WHEREAS, pursuant to Section 13.2 of the Existing Loan Agreement, without the consent of any of the Loan Participants, upon the request of Owner Trustee and subject to the provisions of Section 13.3 thereof, Agent may join with the Owner Trustee in entering into further Loan Agreement Supplements to effect an assumption of Notes in accordance with Section 2.20 thereof;

         WHEREAS, PanAmSat desires by this Agreement, among other things, (a) to provide for the assumption by PanAmSat of the obligations and liabilities of the Owner Trustee under the Existing Loan Agreement, including but not limited to
(i) the assumption of the Initial Notes and (ii) the provision for the deposit, mortgage and pledge by PanAmSat with Agent of the Collateral Security as security for the obligations of PanAmSat under the Notes and this Agreement and
(b) to reflect the termination of the Lease pursuant to the Termination Agreement (as defined herein).

         NOW, THEREFORE, in consideration of the premises, PanAmSat agrees with Agent and the Loan Participants to amend and restate the Existing Loan Agreement as follows:

         TO SECURE the payment when and as due and payable of the principal of and interest on the Notes issued or to be issued under this Agreement by PanAmSat, the payment of all other amounts due to Agent and Loan Participants hereunder (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans (if unpaid) and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to PanAmSat, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and the payment of all other indebtedness which this Agreement by its terms secures and compliance with all the terms hereof, and of the Notes, the performance and observance by PanAmSat of its agreements and the conditions applicable to it in favor of Agent and Loan Participants contained herein or in any of the other Operative Documents or the Hughes Agreements (collectively, the "Secured Obligations"):

                                 GRANTING CLAUSE

         A. PanAmSat does hereby now, as security, grant, bargain, sell, mortgage, warrant, pledge, assign, transfer and convey, and grant a security interest in, with power of sale, to Agent and to its successors and assigns, forever, for the security and benefit of the holders from time to time of the Notes, the following properties described in this Granting Clause (the "Collateral Security"):

              (a) all estate, right, title and interest now held or hereafter acquired by PanAmSat in and to the Transponders (including, without limitation, each Replacement Transponder) and each Transponder Spare;

              (b) all estate, right, title and interest now held or hereafter acquired by PanAmSat in, to and under (i) the Bill of Sale, (ii) the Purchase Agreement, (iii) the Service Agreement (and any substitute service agreement), (iv) the Guarantee Agreement, (v) the Performance Certificate,
     (vi) any bill of sale, purchase agreement, service agreement and lease with respect to any Replacement Transponder (the "Additional Documents") and
     (vii) any GLA Sublease (the foregoing agreements and instruments referred to in (i) through (vii) above being collectively referred to herein as the "Granting Clause Documents"); including, without limitation, (x) all proceeds of a refinancing under Article XII of the Participation Agreement (provided such proceeds may only be applied in accordance with Section 2.10(b)(i)), and (y) all rights of PanAmSat to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of any Granting Clause Document;

              (c) all estate, right, title and interest now held or hereafter acquired by PanAmSat in and to all tolls, rents, issues, profits, products, revenues and other income, and in and to all proceeds and payments, from or on account of the property, rights and privileges subjected or required to be subjected to the Lien of this Agreement;

              (d) all insurance and requisition proceeds with respect to the Transponders payable to PanAmSat, including but not limited to any insurance that may be required under Section 19 herein (other than pursuant to paragraph
(a) insofar as it relates to general liability insurance and, to the extent not carried by Agent, paragraph (c) of Section 19 herein);

              (e) all estate, right, title and interest now held or hereafter acquired by PanAmSat in and to any right to restitution from any party to any Granting Clause Document in respect of any determination of invalidity of any Granting Clause Document;

              (f) all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with Agent by or for the account of PanAmSat pursuant to any term of any Operative Document and held or required to be held by Agent hereunder; and

              (g) all proceeds of the foregoing;

         BUT EXCLUDING, HOWEVER, from the property, rights, privileges, proceeds, payments and amounts subject to the foregoing Granting Clause all Excepted Payments (it being agreed that the term "Collateral Security" shall not include Excepted Payments) and SUBJECT TO the rights of PanAmSat reserved under
Section 13.1 or otherwise under this Agreement;

         TO HAVE AND TO HOLD the same unto Agent, its successors and assigns, forever;

         AS COLLATERAL SECURITY, nevertheless, upon the terms herein set forth, for the equal and proportionate benefit and security of the holders from time to time of the Notes, without preference of any Note over any other Note for any reason.

         IT IS HEREBY COVENANTED by the parties hereto that the Collateral Security is to be held and applied subject to the further terms herein set forth; and Agent hereby agrees to accept the duties herein set forth, and PanAmSat, for itself and its successors and assigns, hereby covenants and agrees with Loan Participants, and with Agent for the equal and proportionate benefit and security of Loan Participants, as follows:


SECTION  1. Definitions.

         1.1 Terms Defined in This Agreement. Unless the context shall otherwise require, the following terms shall have the following meanings for all purposes hereof (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

         "Additional Documents" has the meaning specified in paragraph A(b) of the Granting Clause.

         "Additional Insurance" means excess life or casualty insurance described in Section 19(c) hereof.

         "Adjusted LIBOR Rate" means the LIBOR Rate plus 1/4 of 1%.

         "Adverse Effect" has the meaning set forth in Section 18(a) hereof.

         "Agent" has the meaning specified in the preamble to this Agreement.

         "Agent's Office" means Agent's office at 1 Chase Manhattan Plaza (8th floor), New York, New York 10081, Attention: Winslowe Ogbourne, Agent Bank Services, telecopier number (212) 552-5700, until notice of a change of address of such office or telecopier number or attention shall have been given by Agent in accordance with the Participation Agreement. All payments of funds to be made available by PanAmSat or Loan Participants at Agent's Office must be made as follows: ABA #021000021, The Chase Manhattan Bank, New York, New York 10015,
Credit: Commercial Loan Services #7315, 1111 Fannin, 9th Floor, Ref: PANAMSAT CORPORATION 311-0869396617.

         This "Agreement" means this Amended and Restated Loan and Security Agreement, as the same may be amended, modified or supplemented from time to time (all references herein to numbered Sections, unless otherwise indicated, being references to Sections of this Agreement).

         "Applicable Rate" means, in respect of any LIBOR Loan, the Adjusted LIBOR Rate, and in respect of any Prime Rate Loan, the Prime Rate.

         "Assignment and Acceptance" has the meaning specified in Section
20.2(c).

         "Bankruptcy Default" shall mean any event specified in Section 6(g) hereof which with the passage of time or the giving of notice or both would constitute an Event of Default.

         "Bill of Sale" means the Bill of Sale, dated July 2, 1999 from Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement ("Seller"), to PanAmSat transferring title to the Transponders from Seller to PanAmSat.

         "Board of Governors" means the Board of Governors of the Federal Reserve System of the United States of America or any successor agency or board that is at the relevant time performing the functions of the Board of Governors.

         "Break Funding Costs" has the meaning specified in Section 2.18.

         "Calendar Date" means January 2 or July 2, as the case may be.

         "Casualty Notice" has the meaning specified in Section 2.10(a).

         "Casualty Payment Date" has the meaning specified in Section 2.10(a).

         "Chase" means The Chase Manhattan Bank, successor-by-merger to Chemical Bank.

         "Chemical Bank" means Chemical Bank, the predecessor-in-interest to Chase.

         "Collateral Security" has the meaning specified in the Granting Clause.

         "Commitment" has the meaning specified in Section 2.1(a).

         "Control" has the meaning specified in Section 7.20(e).

         "Dollars" and "$" means dollars in lawful money of the United States of America.

         "Eurocurrency Reserve Requirements": for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect and actually imposed on such day (including, without limitation, basic, supplemental, marginal and emergency reserve under any regulations of the Board of Governors or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors) maintained by a member bank of the Federal Reserve System.

         "Event of Default" shall mean any one of the events enumerated in
Section 6.

         "Excepted Payments" means and includes insurance proceeds, if any, payable to PanAmSat under any Additional Insurance as permitted by Section 19(c).

         "Existing Loan Agreement" means the Loan and Security Agreement dated as of February 7, 1996 by and among Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee, Chemical Bank, as Agent, and the Institutions Listed on Schedule A thereto, as Loan Participants.

         "FCC Ordered Move" has the meaning specified in Section 18(d).

         "Further Use Agreement" means, with respect to any Transponder, any assignment, sublease, license to use, or Transfer of Control, by User to a third party other than such User or its Affiliates.

         "Granting Clause Documents" has the meaning specified in paragraph A(b) of the Granting Clause.

         "Guarantee Agreement" or "Guaranty Agreement" means the Amended and Restated Guaranty dated as of July 2, 1999 by General Motors Corporation, a Delaware corporation, for the benefit of the Guaranteed Parties.

         "Hughes Agreements" means the Purchase Agreement and the Service Agreement and any similar purchase agreement (mutatis mutandi) and service agreement executed and delivered in connection with a substitution of a transponder aboard another satellite pursuant to Section 18(e) hereof.

         "Initial Notes" means the notes substantially in the form set forth in
Exhibit 1 attached to the Existing Loan Agreement, delivered by Owner Trustee pursuant to Section 2.1(e) thereof, and any notes delivered in exchange therefor or in replacement thereof pursuant to Section 2.13 of the Existing Loan Agreement.

         "Instruction Certificate" means a certificate delivered to Agent and signed by a Responsible Officer of PanAmSat.

         "Interest Payment Date" means: (a) as to any Prime Rate Loan, each Calendar Date to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable Interest Period.

         "Interest Period" with respect to any LIBOR Loan means: (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by PanAmSat in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by PanAmSat by irrevocable notice to Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

         (1) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

         (2) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

         (3) PanAmSat shall select Interest Periods so as not to require a payment of any LIBOR Loan during an Interest Period for such Loan.

         "Leveraged Lease Obligation" means the non-recourse obligation of a trust or special purpose corporation to repay notes issued by it to loan participants, which notes are issued to finance in part the purchase price of equipment and secured by such equipment and by the lease of such equipment to a lessee, where Guarantor has guaranteed the financial obligations of the lessee under the lease to the holders of the notes.

         "LIBOR Base Rate" shall be determined on the basis of the following provisions:

                   (i) The arithmetic mean (rounded up, if necessary, to the nearest basis point) of the offered rates for deposits in Dollars for a period of time comparable to the applicable Interest Period which appear on the Telerate LIBOR Page at approximately 10:00 a.m., New York City time, on the second Business Day prior to the commencement of each Interest Period (the "Interest Determination Date"). "Telerate LIBOR Page," as used herein, means the display designated as Page 3750 on the Telerate Service (or such other page as may replace such page on that service for the purpose of displaying London interbank offered rates of major banks, or, if such display is not available at any such time, a comparable display of London interbank offered rates of major banks as may be available from a similar source).

                   (ii) If fewer than two offered rates appear on the Telerate LIBOR Page, the LIBOR Base Rate will be the arithmetic mean (rounded up, if necessary, to the nearest basis point) of at least two offered quotations from the principal London office of each of the Reference Banks for deposits in Dollars for a period of time comparable to such Interest Period to prime banks in the London interbank market at approximately 10:00 A.M., New York City time, on such Interest Determination Date and in a principal amount of not less than $10,000,000 that is representative for a single transaction in such market at such time. If fewer than two quotations are provided, the LIBOR Base Rate in respect of such Interest Determination Date will be the arithmetic mean (rounded up, if necessary, to the nearest basis point) of the rates quoted by the Reference Banks in The City of New York at approximately 10:00 A.M., New York City time, on such Interest Determination Date for loans in Dollars to leading European banks, for a period of time comparable to such Interest Period and in a principal amount of not less than $10,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the Reference Banks are not quoting as mentioned in this sentence, the LIBOR Base Rate for such Interest Period will be the same as the LIBOR Base Rate for the immediately preceding Interest Period.

                   "LIBOR Loans" means Loans, the rate of interest applicable to which is based upon the LIBOR Rate.

                   "LIBOR Rate": with respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                 LIBOR Base Rate
               ----------------------------------------
               1.00 - Eurocurrency Reserve Requirements

                   "Loan" means a loan to be made by a Loan Participant under this Agreement and the Participation Agreement.

                   "Loan Default" means an event or condition which with the giving of notice, passage of time or both would become a Loan Event of Default.

                   "Loan Event of Default" has the meaning specified in Section
     6.

                   "Loan Participant" means any of the institutions listed on Schedule A under the heading "Loan Participants" and their permitted successors, transferees and assigns.

                   "Majority In Interest of Noteholders" means, as of any date of determination, the holders of more than 50% in aggregate unpaid principal amount of all Notes outstanding as of such date. For purposes of the foregoing definition and Section 13 and in determining as of such date of determination the aggregate unpaid principal amount of the Notes then outstanding, there shall not be counted as outstanding any Note held by PanAmSat, Owner Participant, Lessee, Guarantor or any of their respective Affiliates (unless PanAmSat, Owner Participant, Lessee or Guarantor or their respective Affiliates, as the case may be, shall own all of the Notes then outstanding).

                   "Non-Excluded Taxes" has the meaning specified in Section 2.17(a).

                   "Note" means a note substantially in the form set forth in
     Exhibit 1 attached hereto, delivered by PanAmSat pursuant to Section 2.1(d), and shall include any note delivered in exchange therefor or in replacement thereof pursuant to Section 2.13.

                  "Occasional Use Service Contract" has the meaning set forth in Section 7.17(b).

                   "Operative Documents" shall mean, collectively, the Participation Agreement, the Guaranty Agreement, the Loan Agreement, any Loan Agreement Supplement, the Notes, the Bill of Sale, the Termination Agreement, the Performance Certificate, and any similar documents executed and delivered in connection with a substitution of a transponder aboard another satellite pursuant to Section 18(e).

              "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from the execution, delivery or enforcement of this Agreement, excluding such taxes resulting from the gross negligence or willful misconduct of Agent or Loan Participant.

              "PanAmSat Customary Terms" has the meaning specified in Section 19(a).

              "Participation Agreement" means the Participation Agreement dated as of February 7, 1996 among PanAmSat, as successor-in-interest to HCG, as Lessee, General Motors Acceptance Corporation, as Owner Participant, Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee, The Chase Manhattan Bank, as successor-by-merger to Chemical Bank, as Agent and the Loan Participants, as the same may be amended, modified or supplemented from time to time.

              "Payment Date" means a Principal Payment Date or an Interest Payment Date.

              "Payment Default" means any event specified in Section 6(a) or (b) hereof which event with the passage of time or the giving of notice or both would constitute an Event of Default.

              "Prime Rate": for any day, a rate per annum equal to the Prime Rate in effect on such day. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chemical as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chemical in connection with extensions of credit to debtors). Any change in the Prime Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate.

              "Prime Rate Loans" means Loans, the rate of interest applicable to which is based upon the Prime Rate.

              "Principal Payment Date" means, with respect to each Loan, each date on which a payment of principal is required to be made on such Loan pursuant to the Debt Amortization Schedule, as then in effect.

              "Reference Banks" means Chase and J.P. Morgan Inc. collectively.

              "Register" has the meaning specified in Section 20.2(e).

              "Regulation D" means Regulation D of the Board of Governors, as the same may be amended or supplemented from time to time.

              "Replacement Transponder" has the meaning specified in Section 18(e).

              "Secured Obligations" has the meaning specified in the paragraph next preceding the Granting Clause.

              "Substitute Loan Participant" has the meaning specified in Section 2.16(d).

              "Substitution" has the meaning specified in Section 18(e).

              "Termination Agreement" means the Termination Agreement dated as of July 2, 1999 among PanAmSat, Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee, General Motors Acceptance Corporation, as Owner Participant and Chase, as Agent, terminating the Lease, the Trust Agreement, the Consent and Agreement, the GMAC Bill of Sale, the Assignment and Assumption Agreement and the Bill of Sale from Owner Participant to the Owner Trustee.

              "Tranche" means the collective reference to LIBOR Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

              "Transponder Obligations" has the meaning specified in Section 7.20(e).

              "Transponder Rights" has the meaning specified in Section 7.20(e).

              "Type" means, as to any Loan, its nature as a Prime Rate Loan or LIBOR Loan.

              "Use Agreement" has the meaning specified in Section 7.17(b).

              "User" has the meaning specified in Section 7.17(b).

              1.2 Terms Defined in Other Operative Documents. Capitalized terms used but not defined herein shall have the respective meanings given such terms in Appendix A to the Participation Agreement. Appendix A also contains the rules of usage that shall apply to all terms defined or referred to therein.


SECTION 2.    The Loans and the Notes.

                   2.1 Loans; Issuance of Notes. (a) In no event shall the aggregate principal amount of outstanding Loans by any Loan Participant exceed at any time the amount set opposite such Loan Participant's name on Schedule A hereto and Schedule II to the Participation Agreement (such Loan Participant's "Commitment"). No part of the Commitments which was not borrowed by HGC on the Commencement Date may be borrowed thereafter.

                     (b) The Loans may from time to time be (i) LIBOR Loans,
     (ii) Prime Rate Loans or (iii) a combination thereof, as determined by PanAmSat and notified to Agent in accordance with this Section and Section 2.3.

                     (c) On the date hereof, PanAmSat shall issue one Note to each of the Loan Participants. All Notes issued on the date hereof shall have the Debt Amortization Schedule attached thereto (which debt amortization schedule shall be furnished by PanAmSat pursuant to the Participation Agreement and shall conform with Section 2.1(d)), and shall be (x) dated the date hereof, (y) registered in such Loan Participant's name, and (z) in an aggregate principal amount equal to the amount of the Loan made by such Loan Participant on the Commencement Date, as provided in the Participation Agreement.

                     (d) The Debt Amortization Schedule in effect on the date hereof shall be as attached hereto as Exhibit 2. Such Debt Amortization Schedule shall be prepared so that the average life from the Commencement Date to maturity of the aggregate original principal amount of the Loans shall not exceed 4.92 years and that the final maturity date of the Loans and the Notes shall not extend to a date which is later than the earlier of the last day of the Basic Term or 7.92 years from the Commencement Date.

                     (e) The proceeds of the Loans were used for the purposes set forth in the Participation Agreement and PanAmSat is assuming the Loans.

              2.2 Repayment of Loans. PanAmSat agrees to pay to Agent for the account of each Loan Participant the original principal amount of each Loan made by such Loan Participant and evidenced by a Note in accordance with the Debt Amortization Schedule contained in Exhibit 2 attached hereto, as such Debt Amortization Schedule may be revised from time to time in accordance with this Section 2.2. PanAmSat hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.5.

              2.3 Conversion and Continuation Options. (a) PanAmSat may elect from time to time to convert LIBOR Loans to Prime Rate Loans by giving Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. PanAmSat may elect from time to time to convert Prime Rate Loans to LIBOR Loans by giving Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice Agent shall promptly notify each affected Loan Participant thereof. All or any part of outstanding LIBOR Loans and Prime Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a LIBOR Loan when any Loan Event of Default has occurred and is continuing and a Majority In Interest of Noteholders has determined that such a conversion is not appropriate and (ii) no Loan may be converted into a LIBOR Loan after the date that is one month prior to the final maturity of the Loans set forth in the Debt Amortization Schedule then in effect.

                        (b) Any LIBOR Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by PanAmSat giving notice to Agent, in accordance with the applicable provisions of the definition of the term "Interest Period" set forth in
     Section 1.1, of the length of the next Interest Period to be applicable to such Loans (and upon receipt of any such notice, Agent shall promptly notify each affected Loan Participant thereof), provided that no LIBOR Loan may be continued as such (i) when any Loan Event of Default has occurred and is continuing and a Majority In Interest of Noteholders has determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the final maturity of the Loans set forth in the Debt Amortization Schedule, and provided, further, that if PanAmSat shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Prime Rate Loans on the last day of such then expiring Interest Period.

                   2.4 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto (a) the aggregate principal amount of the Loans comprising each Tranche shall be not less than $1,000,000 and (b) no more than twelve separate Tranches shall be outstanding at any time.

                   2.5 Interest Rates and Payment Dates. (a) Each LIBOR Loan shall bear interest for each day (including the first day but excluding the last day) during each Interest Period with respect thereto at a rate per annum equal to the Adjusted LIBOR Rate determined for such day.

                        (b) Each Prime Rate Loan shall bear interest at a rate per annum equal to the Prime Rate.

                        (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at the Overdue Rate, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment).

                        (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand and provided, further, that accrued but unpaid interest on a Prime Rate Loan being converted to a LIBOR Loan shall be payable on the date of conversion.

                   2.6 Computation of Interest. (a) Interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual number of days elapsed, except that whenever interest is calculated on the basis of the LIBOR Rate interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Agent shall as soon as practicable notify PanAmSat and the Loan Participants of each determination of a LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the Prime Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. Agent shall as soon as practicable notify PanAmSat and the Loan Participants of the effective date and the amount of each such change in interest rate.

                        (b) Each determination of an interest rate by Agent pursuant to any provision of this Agreement shall be conclusive and binding on PanAmSat and the Loan Participants in the absence of manifest error.

                   2.7 Inability to Determine Interest Rate. If on the day which is two Business Days prior to the first day of any Interest Period:

                   (a) Agent shall have determined that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate with respect to any LIBOR Loan to be outstanding during such Interest Period,

                   (b) Agent shall have determined that the LIBOR Rate with respect to any LIBOR Loan to be outstanding during such Interest Period will not adequately and fairly reflect the cost to the Loan Participants of making or maintaining their affected LIBOR Loans during such Interest Period, or

                   (c) Dollar deposits in the principal amounts of the LIBOR Loans to which such Interest Period is to be applicable are not generally available in the London interbank market,

Agent shall give telecopy or telephonic notice thereof to PanAmSat and Loan Participants as soon as practicable thereafter. If such notice is given (x) any affected LIBOR Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (y) any affected Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans, shall be continued as Prime Rate Loans and (z) any affected outstanding LIBOR Loans that were to have been continued as such shall be converted on the first day of such Interest Period to Prime Rate Loans. Until such time as Agent shall have advised PanAmSat and Loan Participants that the circumstances giving rise to such notice no longer exist, no further LIBOR Loans shall be made or continued as such, nor shall PanAmSat have the right to convert Prime Rate Loans to LIBOR Loans. Each determination by Agent hereunder shall be conclusive and binding absent manifest error.

                   2.8 Pro Rata Treatment and Payments. All payments (including prepayments under Sections 2.9 and 2.10) to be made by PanAmSat hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to

1:00 p.m., New York City time, on the due date thereof to Agent, for the account of the Loan Participants at the Agent's Office, in Dollars and in immediately available funds. Payments received by Agent after such time shall be deemed to have been received on the next Business Day. Agent shall distribute such payments to the Loan Participants entitled to receive the same promptly upon receipt in like funds as received and, with respect to each payment (including each prepayment) by PanAmSat on account of principal and interest on the Loans, pro rata according to the respective outstanding principal amount of Loans then held by such Loan Participants. If any payment hereunder (other than payments on LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then Applicable Rate during the period of such extension. If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. Amounts prepaid pursuant to
Section 2.9 or Section 2.10 may not be reborrowed.

                   2.9 Optional Prepayments. PanAmSat may at any time prepay the Loans, in whole but not in part, together with accrued interest to the date of such prepayment on the amount prepaid, without premium or penalty, upon at least ten Business Days' irrevocable notice to Agent, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans, Prime Rate Loans or a combination thereof, and if a combination thereof, the amount allocable to each; provided, however, that PanAmSat shall not prepay LIBOR Loans under this
Section 2.9 except on the last day of any Interest Period with respect thereto. Upon receipt of any such notice, Agent shall promptly notify each Loan Participant thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein.

                   2.10 Required Prepayment Following Event of Loss or Certain Other Events.

                   (a) Event of Loss. If with respect to any Transponder an Event of Loss occurs, then PanAmSat shall forthwith (and, in any event, within seven days of such occurrence) give Agent notice of such Event of Loss (the "Casualty Notice"), which Casualty Notice shall include, if applicable, PanAmSat's election to provide a Replacement Transponder in accordance with Sections 2.10(a) or 18(e) and shall also state whether the proviso to the third sentence of this Section 2.10(a) shall be applicable by reason of PanAmSat's having in force insurance against loss or damage to the Transponders, pursuant to Section 19 or voluntarily. The Loans and the Notes shall be prepaid, in part as provided below, upon the occurrence of an Event of Loss with respect to any Transponder with respect to which PanAmSat has not in the Casualty Notice chosen to provide a Replacement Transponder. Such prepayment shall be applied in accordance with Section 5.4 and shall be made on the date (the "Casualty Payment Date") specified on Exhibit 4 hereto first occurring not less than 30 days after the date of such Casualty Notice; provided, however, that if, with respect to such Transponder, PanAmSat shall have in force insurance against loss or damage to the Transponders, pursuant to Section 19 or voluntarily, then such prepayment shall be made within ten days after receipt of any such insurance proceeds (but in no event later than 120 days after the date of such Casualty Notice). Each prepayment pursuant to this Section 2.10(a) shall be in an amount equal to the Applicable Principal Amount with respect to the Transponder that suffered the Event of Loss, together with accrued and unpaid interest on the principal amount so prepaid to, but excluding, the related Casualty Payment Date; provided that no Break Funding Costs, if any, shall be due or payable in connection with such prepayment.
Each prepayment of principal pursuant to this Section 2.10(a) shall be applied to the pro rata reduction of all remaining principal installments of the Notes. In lieu of making the foregoing prepayment, and so long as, but only so long as, no Bankruptcy Default or Event of Default has occurred and is continuing, PanAmSat may, at its option, notify Agent of its intent to, and thereafter provide (on the Casualty Payment Date first occurring not less than 30 days after the date of the Casualty Notice) a Replacement Transponder, in accordance with, and subject to, the provisions and the conditions in Section 18(e). Upon payment in full of the prepayment due under this Section 2.10(a) or the provision of a Replacement Transponder pursuant to the preceding sentence,
(i) the Transponder suffering such Event of Loss to PanAmSat shall no longer be deemed to be part of the Collateral Security and shall be released from the Lien of this Agreement, and (ii) if applicable, the Replacement Transponder shall become part of the Collateral Security and shall be subject to the Lien of this Agreement.

                   (b) Other Prepayments. The Loans and the Notes shall be prepaid (except as otherwise provided in clause (ii) below), in whole but not in part (except as otherwise provided in clause (iv) below), in any of the following circumstances:

                        (i) upon any refunding of the Notes pursuant to Article XII of the Participation Agreement, the entire principal amount of the Loans then outstanding shall be prepaid; such prepayment to be made on the date the Refunding Notes are issued, together with accrued but unpaid interest thereon to, but excluding, the date of such prepayment, and Break Funding Costs, if any;

                        (ii) upon any amendment to the Debt Amortization Schedule which provides for a downward adjustment to the aggregate principal amount of the Loans then outstanding, the Loans shall be prepaid in an amount equal to the amount of such net downward adjustment; such prepayment to be made on the date such amendment becomes effective, together with accrued but unpaid interest thereon to, but excluding, the date of such prepayment, and Break Funding Costs, if any.

         PanAmSat will give Agent written notice of prepayment under this
Section 2.10. Notice of prepayment having been given as aforesaid, such notice shall be irrevocable and the amount to be prepaid determined in accordance with this Section 2.10 shall become due and payable on the date fixed for prepayment. Upon receipt of such notice, Agent shall promptly notify each Loan Participant thereof.

                   2.11 Certain Miscellaneous Provisions. (a) Except as otherwise provided in Section 2.13, no Notes may be issued except as provided in
Article II of the Participation Agreement.

                        (b) All Notes and Loans at any time outstanding shall be equally and ratably secured by this Agreement, without preference, priority or distinction on account of the date or dates or the actual time or times of the issue of such Notes (or the making of such Loans), so that all Notes and Loans at any time issued or outstanding shall have the same right, lien, security, preference and priority by virtue of this Agreement.

                        (c) A Loan Participant shall have no further interest in, or other right with respect to, the Collateral Security when and if the principal of and interest on all the Notes held by it, and all other Secured Obligations theretofore or then payable to such Loan Participant hereunder and under such Notes shall have been paid in full.

                   2.12 Evidence of Loans. (a) Each Loan Participant shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of PanAmSat to such Loan Participant resulting from the Loans made by such Loan Participant from time to time, including the amounts of principal and interest payable and paid to such Loan Participant from time to time under this Agreement.

                        (b) Agent shall maintain the Register pursuant to
Section 20.2(e), and a subaccount therein for each Loan Participant, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and, in the case of LIBOR Loans, each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from PanAmSat to each Loan Participant hereunder and (iii) both the amount of any sum received by Agent hereunder from PanAmSat and each Loan Participant's share thereof, if any.

                        (c) The entries made in the Register and the accounts of each Loan Participant maintained pursuant to Section 2.12(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of PanAmSat therein recorded; provided, however, that the failure of any Loan Participant or Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of PanAmSat to repay (with applicable interest) the Loans made to PanAmSat by such Loan Participant in accordance with the terms of this Agreement.

                        (d) PanAmSat agrees that each Loan Participant is hereby authorized to record the date, Type and amount of each Loan made by such Loan Participant, the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period and LIBOR Rate with respect thereto, on the schedule annexed to and constituting a part of its Note, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of PanAmSat to repay (with applicable interest) the Loans made to PanAmSat in accordance with the terms of this Agreement.

                        (e) All references in the Operative Documents to "Notes" shall be deemed equally to refer to the "Loans."

                   2.13 Replacement of Notes; Transfer of Notes. (a) Upon receipt at the Agent's Office of evidence reasonably satisfactory to PanAmSat of the loss, theft, destruction or mutilation of any Note, and upon delivery of an indemnity agreement or bond reasonably satisfactory to PanAmSat (it being understood that the written undertaking of a Loan Participant shall be satisfactory indemnity), or, in the case of any such mutilation, upon surrender at the Agent's Office and cancellation of such Note, PanAmSat at no expense to it (including with respect to transfer taxes or other governmental charges, if any, as provided in Section 2.14) will execute and deliver, in lieu thereof, a new Note, in a principal amount equal to the unpaid principal amount of such lost, stolen, destroyed or mutilated Note, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Note, and otherwise of like tenor, with appropriate variations and the Note shall be returned to PanAmSat marked "cancelled".

                        (b) Upon the Effective Date (as defined therein) of an Assignment and Acceptance with respect to any Loans pursuant to Section 20.2 and presentment at Agent's Office of the related Note for registration of transfer duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder thereof or his attorney duly authorized in writing, Agent shall notify PanAmSat and PanAmSat at its expense (except for transfer taxes or other governmental charges, if any, as provided in Section 2.14) will execute and deliver, in exchange for such Note, one or more new Notes in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note, dated so that there will be no loss of interest on such presented or surrendered Note, and otherwise of like tenor, with appropriate variations.

                   2.14 Payment of Taxes or Other Governmental Charges.

                            [INTENTIONALLY OMITTED]

                   2.15 Illegality. (a) Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Loan Participant to make or maintain LIBOR Loans as contemplated by this Agreement, or to give effect to its obligations as contemplated hereby with respect to any LIBOR Loan, then, by written notice to PanAmSat and Agent, such Loan Participant may:

              (i) declare that LIBOR Loans will not thereafter be made by such Loan Participant hereunder, whereupon any request by PanAmSat for a LIBOR Loan shall, as to such Loan Participant only, be deemed a request for a Prime Rate Loan unless such declaration is subsequently withdrawn; and

              (ii) require that all outstanding LIBOR Loans made by such Loan Participant be converted to Prime Rate Loans, in which event all such LIBOR Loans shall be automatically converted to Prime Rate Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Loan Participant shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the LIBOR Loans that would have been made by such Loan Participant or the converted LIBOR Loans of such Loan Participant shall instead be applied to repay the Prime Rate Loans made by such Loan Participant in lieu of, or resulting from the conversion of, such LIBOR Loans.

                   (b) For purposes of this Section 2.15, a notice to PanAmSat by any Loan Participant shall be effective, if lawful, on the last day of the then current Interest Period; in all other cases such notice shall be effective on the date of receipt by PanAmSat.

                   (c) In the event any Loan Participant gives a notice pursuant to paragraph (a) above, PanAmSat may require, at its expense, such Loan Participant to assign, at par (plus Break Funding Costs, if any, and all accrued and unpaid interest), without recourse (in accordance with Section 20.2) all its interests, rights and obligations hereunder (including all of its LIBOR Loans at the time owing to it and the Notes held by it) to a Substitute Loan Participant, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) PanAmSat shall have received the written consent of Agent, which consent shall not be unreasonably withheld, to such assignment and (iii) PanAmSat shall have paid to the assigning Loan Participant all monies accrued and owing hereunder to it (including pursuant to this Section).

              2.16 Requirements of Law. (a) If after the date of this Agreement the adoption of or any change in applicable law or regulation or in the interpretation or administration thereof or compliance with any request or directive not in effect at the date hereof by any central bank or other Governmental Authority charged with the administration or interpretation thereof (whether or not having the force of law):

              (i) shall subject any Loan Participant to any tax of any kind whatsoever with respect to any LIBOR Loan made by it or change the basis of taxation of payments to any Loan Participant in respect of the principal of or interest on any LIBOR Loan made by such Loan Participant or any fees or other amounts payable hereunder (other than taxes imposed on or measured by the overall net income or gross receipts of such Loan Participant by the jurisdiction in which such Loan Participant has its principal office (or lending office) or by any political subdivision or taxing authority therein);

              (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or other similar requirement against assets of, deposits with or for the account of, or advances, loans or other extensions of credit by, any office of such Loan Participant (which requirement is not otherwise included in the determination of the LIBOR Rate); or

              (iii) shall impose on such Loan Participant any other condition affecting this Agreement or LIBOR Loans made by such Loan Participant;

and the result of any of the foregoing is to increase the cost to such Loan Participant, by an amount which such Loan Participant deems to be material, of making, converting into, continuing or maintaining LIBOR Loans, or to reduce any amount receivable hereunder in respect thereof by an amount deemed by such Loan Participant to be material, then, in any such case, PanAmSat shall pay to such Loan Participant, any additional amounts necessary to compensate such Loan Participant for such increased cost incurred or reduction suffered. If any Loan Participant becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify PanAmSat, through Agent, of the event by reason of which it has become so entitled. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                   (b) If any Loan Participant shall have determined that the applicability of any law, rule, regulation or guideline adopted after the date hereof pursuant to or arising out of the July

1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Loan Participant or any Loan Participant's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Loan Participant's or such holding company's capital as a consequence of its obligations hereunder to a level below that which such Loan Participant or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Loan Participant's or such holding company's policies with respect to capital adequacy) by an amount deemed by such Loan Participant to be material, then from time to time, after submission by such Loan Participant to PanAmSat (with a copy to Agent) of a written request therefor, PanAmSat shall pay to such Loan Participant such additional amount or amounts as will compensate such Loan Participant or such holding company for any such reduction suffered.

                   (c) A certificate of each Loan Participant setting forth such amount or amounts as shall be necessary to compensate such Loan Participant or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to PanAmSat (with a copy to Agent) and shall be conclusive absent manifest error. PanAmSat shall pay each Loan Participant the amount shown as due on any such certificate delivered by it within ten Business Days after its receipt of the same.

                   (d) In the event any Loan Participant delivers a certificate pursuant to paragraph (c) above, PanAmSat may require, at its expense, such Loan Participant to assign, at par, without recourse (in accordance with Section 20.2), all its interests, rights and obligations hereunder (including, in the case of a Loan Participant, all of its Commitment and the Loans at the time owing to it and the Notes held by it) to a financial institution specified by PanAmSat (a "Substitute Loan Participant"), provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) PanAmSat shall have received the written consent of Agent, which consent shall not unreasonably be withheld, to such assignment and (iii) PanAmSat shall have paid to the assigning Loan Participant all monies accrued and owing hereunder to it, including but not limited to Break Funding Costs, if any (including pursuant to this Section).

              2.17 Taxes. (a) Except as otherwise required by law, all payments made by PanAmSat under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, charges, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income and franchise taxes (imposed in lieu of net income taxes) that would not be imposed but for a present or former connection between such Loan Participant and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Loan Participant having executed, delivered or performed its obligations or received a payment under, or enforced, this

Agreement or the Notes or the Participation Agreement) and (ii) U.S. withholding taxes payable with respect to payments hereunder under laws (including any treaty, ruling, determination or regulation) in effect on the date hereof, provided that this clause (ii) shall not apply to any increase in U.S. withholding tax resulting from any determination, ruling or regulation or from any subsequent change in such laws or treaties occurring (x) after the date hereof in the case of any Loan Participant as of the date of this Agreement, and
(y) in the case of any other Loan Participant, the date of Assignment and Acceptance pursuant to which it became a Loan Participant (all such non-excluded taxes, levies, imposts, charges, deductions and withholdings the "Non-Excluded Taxes"). If any Non-Excluded Taxes are required by law to be withheld from any amounts payable to any Loan Participant hereunder or under the Notes, the amounts so payable to such Loan Participant shall be increased to the extent necessary so that after making all deductions for Non-Excluded Taxes (including deductions for Non-Excluded Taxes applicable to additional sums payable under this section) such Loan Participant receives interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes; provided, however, that PanAmSat shall not be required to increase any such amounts payable to any Loan Participant that is not organized under the laws of the United States of America or a state thereof if such Loan Participant fails to comply with the requirements of paragraph (b) of this Section and
Section 2.19. Whenever any Non-Excluded Taxes are payable by PanAmSat, upon receipt thereof, PanAmSat shall send to Agent for the account of such Loan Participant, a certified copy of any original official receipt received by PanAmSat showing payment thereof. If PanAmSat fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority, PanAmSat shall indemnify the applicable Loan Participant (other than any Loan Participant which has failed to comply with its obligations under paragraph (b) of this Section) for any incremental taxes, interest or penalties that may become payable by such Loan Participant as a result of any such failure; provided, however, that at the request of PanAmSat and solely at PanAmSat's expense such Loan Participant shall use reasonable efforts to contest the payment of such Non-Excluded Taxes which PanAmSat and such Loan Participant believe were not correctly or legally asserted. If any Loan Participant receives a refund in respect of any Non-Excluded Taxes for which such Loan Participant has received payment from PanAmSat hereunder, such Loan Participant shall, within 30 days of receipt by such Loan Participant, repay such refund to PanAmSat, provided that PanAmSat, upon the request of such Loan Participant, agrees to return such refund (plus any interest) to the Loan Participant in the event such Loan Participant is required to repay such refund. The agreements in this Section shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                   (b) Each Loan Participant that is not incorporated under the laws of the United States of America or a state thereof shall:

                        (i) in the case of a Loan Participant that is a "bank" under Section 881(c)(3)(A) of the Code;

                   (A) on or before the date of the first payment to such Loan Participant pursuant to this Agreement following the Commencement Date or on or before the effective date of the Assignment and Acceptance, deliver to PanAmSat and Agent (x) two duly completed copies of United States Internal Revenue Service Form

1001 or 4224, or successor applicable form, as the case may be, and
(y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                   (B) deliver to PanAmSat and Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and promptly upon the occurrence of any event requiring a change in the most recent form previously delivered by it to PanAmSat; and

                   (C) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by PanAmSat or Agent; or

              (ii) in the case of a Loan Participant that is not a "bank" under
Section 881(c)(3)(A) of the Code:

                   (A) deliver to PanAmSat and Agent (I) a statement under penalties of perjury that such Loan Participant (x) is not a "bank" under
Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (II) an Internal Revenue Service Form W-8;

                   (B) deliver to PanAmSat and Agent a further copy of said Form W-8, or any successor applicable form or other manner of certification on or before the date that any such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Loan Participant; and

                   (C) obtain such extensions of time for filing and complete such forms or certifications as may be reasonably requested by PanAmSat or Agent;

unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required which renders any such forms inapplicable and such Loan Participant so advises PanAmSat and Agent. Such Loan Participant shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and
(ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become an Interest Participant pursuant to Section 20.2(b) shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section to the Loan Participant from which the related participation shall have been purchased. Notwithstanding anything herein to the contrary, a Loan Participant shall not be required to deliver any form or statement pursuant to this paragraph (b) that such Loan Participant is not legally able to deliver.

                   (c) PanAmSat will pay any Other Taxes to the relevant government authority in accordance with applicable law.

                   (d) PanAmSat will pay any transfer or similar tax arising solely as a result of its assumption of the Initial Notes pursuant to Section 19(c) of the Lease, Section 5.05(a) of the Participation Agreement and Section
2.20 of the Existing Loan Agreement.

                   (e) In the event PanAmSat is required to increase any amounts payable to any Loan Participant pursuant to paragraph (a) above (unless such Loan Participant shall have waived its right thereunder with respect to any specific increase) or any Loan Participant makes a written demand for an indemnity in respect of any Non-Excluded Taxes pursuant to paragraph (a) above, PanAmSat may require, at its expense, such Loan Participant to assign, at par, without recourse (in accordance with Section 20.2) all its interests, rights and obligations hereunder (including, in the case of a Loan Participant, all of its Commitment and the Loans at the time owing to it and the Notes held by it) to a Substitute Loan Participant, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) PanAmSat shall have received the written consent of Agent, which consent shall not unreasonably be withheld, to such assignment and (iii) PanAmSat shall have paid to the assigning Loan Participant all monies accrued and owing hereunder to it, including but not limited to Break Funding Costs, if any (including pursuant to this Section).

              2.18 Indemnity. PanAmSat agrees to indemnify each Loan Participant and to hold each Loan Participant harmless from any Break Funding Costs which such Loan Participant may sustain or incur as a consequence of (a) default by PanAmSat in making a borrowing of, conversion into or continuation of LIBOR Loans after PanAmSat has given a notice requesting the same in accordance with the provisions of this Agreement, so long as any such failure is not solely due to the failure of Agent or any Loan Participant to comply with its obligations hereunder, (b) default by PanAmSat in making any prepayment after PanAmSat has given a notice thereof in accordance with the provisions of this Agreement, so long as any such failure is not solely due to the failure of Agent or any Loan Participant to comply with its obligations hereunder, (c) the making of a payment or prepayment of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto, so long as any such failure is not solely due to the failure of Agent or any Loan Participant to comply with its obligations hereunder, or (d) an assignment by such Loan Participant pursuant to any of Sections 2.15(c), 2.16(d) and 2.17(c); provided, however, that PanAmSat shall not indemnify or hold harmless any Loan Participant from any Break Funding Costs resulting from the making of a prepayment of LIBOR Loans pursuant to
Section 2.10(a). As used herein, "Break Funding Costs" means an amount equal to the excess, if any, as reasonably determined by such Loan Participant, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (based on the LIBOR Rate applicable thereto), for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Loan Participant) that would be realized by such Loan Participant in reemploying in the London interbank market on Dollar deposits the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be, plus any reasonable incidental expense incurred by such Loan Participant in connection therewith. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

              2.19 Change of Lending Office. Each Loan Participant agrees that it will use all reasonable efforts (so long as such designation would not be adverse to it, as determined in its sole judgment) to designate a lending office or a different lending office if the making of such a designation would reduce or obviate the need for PanAmSat to make payments under Section 2.16 or 2.17(a), or would eliminate or reduce the effect of any adoption or change described in
Section 2.15.


SECTION 3.          Assumption of Obligations; Fees.

              3.1 Assumption of Obligations. PanAmSat hereby assumes, irrevocably and unconditionally, all of the obligations and liabilities of Owner Trustee under the Existing Loan Agreement (as amended and restated by this Agreement) and the other Operative Documents on a full recourse basis and shall be entitled to exercise all rights given to it under this Agreement and the other Operative Documents. Owner Trustee is hereby released and discharged without further act or formality whatsoever from all of such obligations and liabilities (other than obligations and liabilities incurred by Owner Trustee on or prior to the date of this Agreement in its individual capacity and any other obligations expressly stated to survive the transactions contemplated by this assumption) and hereby gives up the right to exercise all such rights.

              3.2 Acknowledgment. The parties hereto, for their own benefit and for the benefit of the Loan Participants, hereby acknowledge that notwithstanding the assumption of obligations contemplated by Section 3.1 and except as expressly modified by the Termination Agreement, the Participation Agreement shall remain outstanding (it being understood that PanAmSat is a party thereto by virtue of its being the successor in interest to HCG). In addition to any other operative provisions thereof, the representations and warranties of PanAmSat under Section 4.01 thereof, the covenants of PanAmSat under Article V thereof and the indemnities of PanAmSat under Articles VI and VIII thereof, shall, notwithstanding the termination of the Lease, remain in effect for the benefit of the Agent and the Loan Participants (it being understood by the parties hereto that Article VII thereof is no longer operative and shall be of no further force or effect). Such provisions and any other operative provisions of the Participation Agreement shall be interpreted mutatis mutandis to take into account the assumption of the obligations contemplated by Section 3.1 and the Termination Agreement.

              3.3 Fees. PanAmSat hereby agrees to pay Agent's ongoing fees with respect to the administration of this Agreement and the Collateral Security.


SECTION 4.        Covenants and Representations and Warranties of PanAmSat, Etc.

              4.1 Notice of Loan Event of Default; Furnishing Copies of Documents. If a Responsible Officer of PanAmSat shall have Actual Knowledge of an Event of Loss or a Loan Event of Default, PanAmSat shall give prompt notice by telecopier, telex or telephone (confirmed by written notice sent in the manner provided in Section 14) to Agent, describing in reasonable detail the action PanAmSat is taking or proposes to take with respect thereto. For all purposes of this Agreement, in the absence of Actual Knowledge on the part of PanAmSat, PanAmSat shall not be deemed to have knowledge of an Event of Loss or Loan Event of Default. PanAmSat shall furnish to Agent (provided, in the case of any successor to Agent, that such successor has agreed to the provisions of Section 16.01 of the Participation Agreement), promptly upon receipt thereof, a duplicate or copy of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to PanAmSat under any Operative Document or Hughes Agreement to the extent that any of the same (a) shall not state on its face or otherwise that it has already been or is currently being distributed to Agent and (b) shall not be required to be delivered to Agent under the terms of the Operative Documents or Hughes Agreements.

              4.2 Certain Limitations on Actions of PanAmSat, Etc. PanAmSat will not take any action expressly prohibited by the terms of this Agreement or any other Operative Document or Hughes Agreement with respect to any part of the Collateral Security that might adversely affect Agent or any Loan Participant except with the prior written concurrence of Agent and such other consents as are required by the terms of this Agreement. PanAmSat represents and warrants that it has not assigned, pledged or otherwise dispose of, and hereby covenants that it will not assign, pledge or otherwise dispose of, so long as the Lien of this Agreement shall remain in effect, any of its estate, right, title or interest in the Collateral Security subject to this Agreement to anyone other than Agent (except as expressly permitted under the applicable provisions of any of the Operative Documents and the Hughes Agreements). PanAmSat further covenants that it will not, except with the prior written concurrence of Agent or as expressly provided in or permitted by any provision of this Agreement or with respect to any property not constituting part of the Collateral Security,
(a) exercise any election or option, or give any notice, consent, waiver or approval, or take any other action, under or in respect of any Granting Clause Document (except in respect of Excepted Payments); (b) submit or consent to the submission to arbitration of any dispute, difference or other matter arising under or in respect of any Granting Clause Document (unless the rights of Agent and the Loan Participants are not adversely affect thereby), other than in respect of Excepted Payments; (c) take any action expressly prohibited by the terms of this Agreement or any other Operative Document or any Hughes Agreement, the taking of which might result in an alteration or impairment of any Note or any Granting Clause Document (except in respect of Excepted Payments) or any of the rights or security created or effected thereby; or (d) cancel, terminate, amend or modify, or consent to the same in respect of, any Granting Clause Document.

              4.3 Payment of Moneys to Agent. PanAmSat agrees that promptly on receipt thereof it will transfer to Agent any and all moneys from time to time received by it (other than from Agent) constituting part of the Collateral Security for distribution or retention by Agent pursuant to this Agreement; provided, that so long as no Loan Event of Default shall have occurred and be continuing, PanAmSat shall not be obligated to transfer to Agent any amounts received by it pursuant to any Use Agreement, Occasional Use Service Contract or other similar agreement with a third party.

              4.4 Further Assurances; Financing Statements. At any time and from time to time, upon the request of Agent, PanAmSat shall promptly and duly execute and deliver any and all such further instruments and documents presented to it as Agent may reasonably deem necessary or desirable in obtaining the full benefits of the Lien created or intended to be created hereby and of the rights and powers herein granted. Upon the instructions at any time and from time to time of Agent, PanAmSat, at PanAmSat's expense, shall execute any financing statement (and any continuation statement with respect to any such financing statement), or any other similar document relating to the Lien created by this Agreement, presented to it in proper form for signing or filing as may be specified in such instructions. Agent and Loan Participants agree that any documents executed in connection herewith by PanAmSat for purposes of recordation are intended solely for purposes of effectuating the rights of Agent and Loan Participants hereunder and that Agent will not take any action thereunder that is inconsistent with the rights of PanAmSat hereunder.

              4.5 Appointment of Agent as Attorney-in-Fact. PanAmSat hereby unconditionally appoints and constitutes Agent, after the occurrence and during the continuation of a Loan Event of Default, the true and lawful attorney-in-fact of PanAmSat, irrevocably, with full power (in the name of PanAmSat or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due that are part of the Collateral Security under or arising out of any Granting Clause Document and, during the continuance of a Loan Event of Default, to endorse any checks or other instruments or orders in connection therewith that are part of the Collateral Security.

              4.6 Liability of PanAmSat under Granting Clause Documents; Absence of Liability of Agent. Anything herein to the contrary notwithstanding, PanAmSat shall remain liable under each Granting Clause Document to which it is a party to perform all the obligations (if any) assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof. Agent shall not have any obligation or liability under any Granting Clause Document by reason of or arising out of the assignment of any Granting Clause Document assigned pursuant to this Agreement nor shall Agent be required or obligated in any manner, except as expressly herein provided, to perform or fulfill any obligation of PanAmSat under or pursuant to any such Granting Clause Document or, except as herein expressly provided, make any payment, or make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

              4.7 Representations and Warranties. PANAMSAT DOES NOT MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, CONDITION, QUALITY, DESIGN, COMPLIANCE WITH SPECIFICATIONS, OPERATION, DURABILITY, MERCHANTABILITY OR FITNESS FOR USE OR PURPOSE OF ANY OF THE TRANSPONDERS, OR ANY PART THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE TRANSPONDERS, OR ANY PART THEREOF, OR OTHERWISE, except as set forth in the Participation Agreement and further except that PanAmSat hereby represents, warrants and covenants to Agent and each Loan Participant that (a) PanAmSat shall receive on the date hereof whatever title to the Transponders as was granted and conveyed to it by the Owner Trustee, free and clear of any Liens other than the Lien of this Agreement, (b) the Operative Documents and Hughes Agreements to which PanAmSat is a party have been duly authorized, and have been duly executed and delivered by one or more of its officers, and, each such Operative Document or Hughes Agreement (to the extent of

PanAmSat's representations, warranties, covenants and other agreements made therein and assuming each Operative Document and Hughes Agreement constitutes the legal, valid and binding obligation of all other parties thereto, enforceable against such parties in accordance with their terms) constitutes the legal, valid and binding obligation of PanAmSat enforceable against PanAmSat in accordance with the terms thereof subject, as to enforcement, to bankruptcy, reorganization, insolvency, receivership, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights generally and to general equitable principles, and (c) PanAmSat has the corporate authority to enter into and perform its duties and obligations under the Operative Documents and Hughes Agreements to which it is a party.


SECTION 5.          Application of Proceeds from Collateral Security.

              All moneys received and other amounts realized by Agent pursuant to the Participation Agreement or any Granting Clause Document shall be applied or distributed as hereinafter provided in this Section 5.

              5.1 Application of Proceeds Prior to Default. Except as otherwise provided in Sections 5.3 and 5.5, Agent shall apply all payments in respect of amounts due under this Agreement, received by it as follows:

                   (a) so much of such payments as shall be required to pay in full the aggregate amount of principal of, and interest on, then (or on the next succeeding Business Day) due on the Loans then outstanding (including any interest at the Overdue Rate on overdue principal and to the extent permitted by Applicable Laws, overdue interest) shall be applied to the payment of such principal and interest (or, in the case of any such amounts not coming due until the next succeeding Business Day, such portion of the payment shall be held by Agent until such Business Day and then so applied); and

                   (b) the balance, if any, of such payments remaining thereafter shall be remitted by Agent to PanAmSat.

              5.2 Application of Other Amounts Held by Agent. Except as otherwise provided in Section 5.5, if as a result of any Loan Default or Loan Event of Default by PanAmSat, there shall not have been distributed on any Payment Date the full amount then distributable pursuant to clause (a) of
Section 5.1, Agent shall apply other payments of the character referred to in
Section 5.7(a) then held by it or thereafter received by it to the Loans to the extent necessary to make the payments then due pursuant to such clause (a) of
Section 5.1.

              5.3 Retention of Amounts by Agent. If at the time of receipt by Agent of any payment hereunder there shall have occurred and be continuing a Loan Default arising from a Bankruptcy Default or a Loan Default under Section 6(f) or 6(g) of which Agent shall have Actual Knowledge, Agent shall retain such amount (to the extent not required to be applied pursuant to clause (a) of Section 5.1) as part of the Collateral Security, shall invest such amount in accordance with the provisions of Section 9.10, and at such time as there shall not be continuing any Loan Default arising from a Bankruptcy Default or a Loan Default under Section 6(f) or 6(g) of which Agent shall have Actual Knowledge, shall distribute such amount to PanAmSat.

              5.4 Application of Payments upon an Event of Loss, Termination or Purchase of Transponders; Other Prepayments.

                   (a) Except as otherwise provided in Section 5.5, Agent shall apply all moneys received by it under Section 2.9 or 2.10 to the prepayment of the Loans as follows:

              (i) so much of such payment as shall be required to reimburse Agent for any tax or other expense incurred by Agent and reimbursable and not reimbursed by PanAmSat in connection with the collection or distribution of such payment shall be paid to Agent;

              (ii) so much of such payments and amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of the Loans and the Notes then outstanding (to the extent then to be prepaid, which prepayment, (A) in the case of an Event of Loss with respect to any Transponder or Transponders, shall be in the amount specified in Section 2.10(a), and (B) in the case of a prepayment pursuant to Section 2.10(b)(ii), shall be in the amount specified in Section 2.10(b)(ii)), plus any accrued but unpaid interest thereon to the date of distribution (including, to the extent applicable and permitted by Applicable Laws, interest at the Overdue Rate thereon) and in all cases, other than in the case of an Event of Loss with respect to any Transponder or Transponders, any Break Funding Costs with respect thereto, and shall be paid to the Noteholders ratably, without priority of one over any other; and

              (iii) the balance, if any, of such payments and amounts remaining thereafter shall be distributed to PanAmSat;

provided, that if, in the case of an Event of Loss, the proviso to the first sentence of Section 2.10(a) shall be applicable with the result that two payments shall be made pursuant to said Section, Agent shall apply each such payment, to the extent thereof, in accordance with this paragraph (a) but the aggregate amount distributed pursuant to subparagraph (i) or (ii) of this paragraph (a) out of both such payments shall not exceed the aggregate amount distributable under such subparagraph in respect of such Event of Loss.

                   (b) Except as otherwise provided in Section 5.5, any payment received directly or indirectly from any Governmental Authority, insurer or other party pursuant to any provision of Section 2.10 or 19 as the result of loss or damage not constituting an Event of Loss with respect to any Transponder, or as a result of such loss or damage constituting an Event of Loss, if and to the extent that such amounts would at the time be required to be paid to PanAmSat pursuant to said Section 2.10 but for the fact that a Payment Default or a Bankruptcy Default shall have occurred and be continuing, shall be held by Agent as security for the obligations of PanAmSat hereunder, shall be invested in accordance with the terms of Section 9.10, and, at such time as the conditions for payment to PanAmSat specified in said Section 2.10 or 19, as the case may be, shall be fulfilled and there shall not be continuing any Payment Default or Bankruptcy Default, such amount, and the proceeds of any investment thereof, shall, to the extent not theretofore applied, be paid to PanAmSat to the extent provided herein.

              5.5 Payments After Loan Event of Default. Until such time as any Loan Defaults have been cured, waived or discontinued, in which event payments shall be applied as set forth in Section 5.1 and Section 5.3 hereof, Agent shall apply (a) all moneys received and amounts held or realized by it (including any amounts realized by Agent pursuant to the exercise of any of the remedies pursuant to this Agreement) after either (x) an Event of Default under Section 6(f) or 6(g) shall have occurred and be continuing, and (unless a Bankruptcy Default shall have occurred and be continuing) Agent shall have commenced the enforcement of its rights and remedies hereunder, or (y) the outstanding principal amount of the Loans shall have been declared to be due and payable immediately pursuant to Section 6 and (b) all moneys then held or thereafter received by it under this Agreement or under any Granting Clause Document as part of the Collateral Security as follows:

              (i) so much of such payment and amounts as shall be required to reimburse Agent for any tax or other expense incurred or paid by it with its own funds (to the extent incurred in connection with its duties as Agent and to the extent reimbursable and not previously reimbursed), shall be paid to Agent for application to itself;

              (ii) so much of such payments and amounts remaining as shall be required to reimburse the then existing or prior Noteholders for obligations incurred pursuant to Section 9.7 (to the extent reimbursable and not previously reimbursed) shall be distributed to such then existing or prior Noteholders in accordance with the amount of any payments or deposits made by each such then existing or prior holder pursuant to
     Section 9.7; and in case the aggregate amount so to be paid to all such existing and prior Noteholders shall be insufficient to pay all such amounts as aforesaid, then, ratably, without priority of one such holder over any other, in the proportion that the amount of such indemnity or other payments to which each such holder is entitled bears to the aggregate amount of such indemnity or other payments to which all such holders are entitled;

              (iii) so much of such payments and amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of the Loans then outstanding plus any accrued but unpaid interest thereon to the date of distribution (including, to the extent applicable and permitted by Applicable Laws, interest at the Overdue Rate thereon) but excluding Break Funding Costs, if any, shall be paid to the Noteholders ratably, without priority of one over any other;

              (iv) so much of such payments and amounts remaining as shall be required to pay in full any other amounts secured by this Agreement to be paid shall be applied to the payment of such amounts; and

              (v) the balance, if any, of such payments and amounts remaining thereafter shall be distributed to PanAmSat.

              5.6 Application of Certain Other Payments. Except as otherwise provided in Section 5.1, 5.2, 5.3, 5.4 or 5.5, any moneys received and amounts realized by Agent for which provision as to the application thereof is made in any of the Operative Documents, the Hughes Agreements and the other Granting Clause Documents, but not elsewhere in this Agreement, shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such Operative Document, Hughes Agreement or other Granting Clause Document.

              5.7 Other Payments. Except as otherwise provided in Section 5.1, 5.2, 5.3, 5.4, 5.5 or 5.6:

              (a) any moneys received and amounts realized by Agent for which no provision as to the application thereof is made in the Participation Agreement or any other Operative Document or Hughes Agreement or other Granting Clause Document or elsewhere in this Agreement shall be distributed forthwith by Agent to PanAmSat; and

              (b) any moneys received and amounts realized by Agent under this Agreement or otherwise with respect to the Collateral Security after payment in full of the principal of and interest on all of the Loans (including interest at the Overdue Rate, if any) and all other amounts due to Agent and the Noteholders hereunder and under the other Operative Documents, as well as any other amounts remaining as part of the Collateral Security after payment in full of the principal of and interest on all of the Loans and all other amounts due to Agent and the Noteholders hereunder and under the other Operative Documents, shall be distributed forthwith by Agent to PanAmSat.

              5.8 Excepted Payments. Anything contained herein to the contrary notwithstanding, any Excepted Payments at any time received by Agent will promptly be paid over to PanAmSat or other Person entitled thereto.

              5.9 Payments to PanAmSat. Any amount distributable hereunder by Agent to PanAmSat shall be paid to PanAmSat by wire transfer of immediately available funds to PanAmSat at such office and to such account or accounts of such Person or Persons as shall be designated from time to time by notice from PanAmSat to Agent.


SECTION 6.          Events of Default; Acceleration of Loans.

              If one or more of the following events (individually called a "Loan Event of Default" and collectively called "Loan Events of Default") shall occur and be continuing, whether such occurrence shall be voluntary or involuntary, or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

              (a) default shall occur, for a period of ten Business Days, in the due and punctual payment of the principal of or interest on any Loan after the same shall have become due and payable (whether at maturity or on a date fixed for any installment payment of principal and/or interest or a date fixed for any required prepayment or by acceleration, declaration, demand or otherwise); or

              (b) default shall be made in the due and punctual payment of any other amount payable under this Agreement by PanAmSat and such default shall continue for more than ten

Business Days after PanAmSat shall have been given notice by Agent or any Loan Participant of such default (which Loan Participant shall furnish a copy of such notice to Agent); or

              (c) PanAmSat shall default in the due performance or observance by it of any of the terms of Section 4.2 and such default shall continue for more than 30 days after PanAmSat shall have been given written notice of such default by Agent or any Loan Participant (which Loan Participant shall furnish a copy of such notice to Agent); or

              (d) (i) PanAmSat shall default in the due performance or observance by it of any of its respective obligations hereunder (other than those referred to in the foregoing clauses (a), (b), (c), (h), (i), (j), and (k) of this Section 6), and any such default shall continue for more than 30 days after PanAmSat shall have been given written notice of such default by Agent or any Loan Participant (which Loan Participant shall furnish a copy of such notice to Agent); provided that if such default is capable of cure but cannot be cured by payment of money and cannot be cured by diligent efforts within such 30-day period (the "cure period") but such diligent efforts shall be properly commenced within the cure period and PanAmSat is diligently pursuing and shall continue diligently to pursue a remedy of such default, the cure period shall be extended for an additional period of time as may be necessary to cure, not to exceed 90 days; or

              (e) any representation or warranty made by PanAmSat hereunder or under any Note shall prove to have been false or incorrect in any material respect on the date as of which made and remain so for more than 30 days after PanAmSat shall have been given written notice thereof by Agent or any Loan Participant (which Loan Participant shall furnish a copy of such notice to Agent), provided that if the consequences of such false or incorrect representation or warranty cannot be cured by the payment of money or by diligent efforts within such 30-day period (the "cure period") but such diligent efforts shall be properly commenced within the cure period and PanAmSat, is diligently pursuing, and shall continue to pursue diligently, a remedy of such consequences, the cure period shall be extended for an additional period of time as may be necessary to cure, not to exceed 90 days; or

              (f) PanAmSat shall (i) file, or consent by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (ii) make an assignment for the benefit of its creditors, (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to itself or with respect to any substantial part of its property, or (iv) take corporate or comparable action for the purpose of any of the foregoing; or

              (g) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by PanAmSat, a custodian, receiver, trustee or other officer with similar powers with respect to PanAmSat, or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of PanAmSat, as the case may be, and such order shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof; or

              (h) other than with respect to any covenant of PanAmSat set forth in Section 16.02(b) of the Participation Agreement, PanAmSat shall fail to perform or observe in any material respect any covenant, condition or agreement to be performed or observed by it under Sections 18 or 19 or Guarantor shall fail to perform or observe in any material respect any covenant, condition or agreement to be performed or observed by it under the Participation Agreement or the Guarantee Agreement or PanAmSat shall fail to perform or observe in any material respect any other covenant, condition or agreement to be performed or observed by it under any of the other Operative Documents or Hughes Agreements to which it is a party (other than any such covenant, condition or agreement under the Tax Indemnification Agreement, if any, not related to the payment of money thereunder) and, in each such case, such failure shall have continued for 90 days after PanAmSat's receipt of written notice thereof from Agent; provided, however, that if such failure is capable of cure but cannot be cured by payment of money and cannot be cured by diligent efforts within such 90-day period but such diligent efforts shall be properly commenced within the cure period and PanAmSat is diligently pursuing, and shall continue to pursue diligently, a remedy of such failure, the cure period shall be extended for an additional period of time as may be necessary to cure, not to exceed an additional 30 days; or

              (i) any representation or warranty made by Lessee, Seller, HCG or Contractor, or PanAmSat, as successor-in-interest to each such party, in any of the Operative Documents (excluding this Agreement) or Hughes Agreements to which it is a party or in any written statement, report, schedule, notice or other writing furnished by Lessee, Seller, HCG or Contractor in connection therewith (other than any representation or warranty under the Tax Indemnification Agreement, if any) shall prove to have been inaccurate in any material respect at the time made; provided, however, that if the representation or warranty was originally made in good faith, an Event of Default shall not be deemed to exist unless the inaccuracy materially adversely affects Agent and if capable of being cured, remains uncured for a period of 90 days after receipt by PanAmSat of written notice from Agent of such inaccuracy; provided, however, that if such Default cannot be cured by payment of money and cannot be cured by diligent efforts within such 90-day period but such diligent efforts shall be properly commenced within the cure period and PanAmSat is diligently pursuing, and shall continue to pursue diligently, a remedy of such failure, the cure period shall be extended for an additional period of time as may be necessary to cure, not to exceed an additional 30 days; or

              (j) the Guarantee Agreement shall cease to be valid and binding or in full force and effect; or

              (k) PanAmSat shall fail to obtain any insurance required to be obtained pursuant to Section 19 and such failure shall have continued for 30 days, or if such insurance required pursuant to Section 19 shall lapse and PanAmSat shall fail to renew or replace such insurance with the required insurance within 30 days from the date of such lapse and such failure shall continue for 30 days thereafter;

then, and in any such event, Agent, may, and if instructed by a Majority In Interest of Noteholders shall, at any time thereafter (unless all Loan Events of Default shall theretofore have been remedied or waived and all costs and expenses, including, without limitation, legal fees and expenses, incurred by or on behalf of Agent or any Loan Participant (but only with respect to one counsel for all Loan Participants), shall have been paid by PanAmSat), by written notice or notices to PanAmSat, declare the principal of all the Notes to be due and payable (except that, in the case of paragraphs (f), (g) and (h) of this Section 6, the principal of the Notes shall be deemed to have been declared automatically to be due and payable), whereupon the same shall forthwith become due and payable, together with interest (including interest at the Overdue Rate, if any) accrued thereon and all other amounts payable with respect to the Notes as set forth in the Notes or any schedule thereto, without presentment, demand, protest or notice, all of which are hereby waived. At any time after such declaration and prior to the sale or disposition of the Collateral Security, a Majority In Interest of Noteholders, by notice to Agent and PanAmSat, may rescind such a declaration and thereby annul its consequences.

SECTION 7.          Remedies, Etc.

              7.1 Legal Proceedings. If any one or more Loan Events of Default shall have occurred and be continuing, Agent may, and, if instructed by a Majority In Interest of Noteholders, shall (a) proceed to protect and enforce the rights of the Loan Participants by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against the violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law or (b) subject to and in accordance with the other provisions of this Section 7 (including but not limited to Section 7.5 and Section 7.17) exercise any or all of the rights and powers, and pursue any and all of the remedies, pursuant to this Section 7, including the rights and remedies of a secured party under Applicable Law.

              7.2 Cost of Collection. If PanAmSat shall fail to pay any principal of or interest on any Note or any other amount payable hereunder or under any Note, PanAmSat shall, so far as may be lawful, pay or reimburse Agent and the Loan Participants for all their respective costs and expenses incurred in connection with the enforcement or preservation of the rights of Agent and the Loan Participants under this Agreement and the Granting Clause Documents, provided that PanAmSat shall not be liable for legal fees and expenses other than the reasonable legal fees and expenses of one single counsel for Agent and the Loan Participants collectively.

              7.3 Notice of Claimed Default. If any Loan Participant shall serve any notice or demand or take any other action in respect of a claimed default, PanAmSat will forthwith give written notice thereof to Agent and to Owner Participant describing the notice, demand or action and the nature of the claimed default.

              7.4 No Waiver. Neither failure nor delay on the part of Agent or any Loan Participant to exercise any right, remedy, power or privilege provided for herein or in any Note or in any Granting Clause Document or other Operative Document or by statute or at law or in equity or otherwise shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

              7.5 Foreclosure. If any Loan Event of Default shall have occurred and be continuing, Agent may, at any time, at its election (and shall upon the written request of a Majority In Interest of Noteholders), proceed at law or in equity or otherwise to enforce the payment of the Loans at the time outstanding in accordance with the terms hereof and of the Notes and to foreclose the Lien of this Agreement in one or more proceedings as against all or, to the extent permitted by Applicable Laws, any part of the Collateral Security, or any interest in any part thereof, and to have the same sold under the judgment or decree of a court of competent jurisdiction or proceed to take either of such actions. Nothing in this Section 7.5 is intended to derogate from the provisions of Section 7.17.

              7.6 Power of Sale. If a Loan Event of Default shall have occurred and be continuing, then Agent may (and shall upon written request of a Majority In Interest of Noteholders) sell, assign, transfer and deliver the whole or, from time to time, to the extent permitted by Applicable Laws, any part of the Collateral Security or any interest in any part thereof, at any private sale or public auction, with or without demand, advertisement or notice of the date, time or place of sale and any adjournment thereof, or as may be required by law, for cash or credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as Agent in its sole discretion may determine, or as may be required by law, even though it shall not have taken possession of the Transponders or any thereof and shall not have possession thereof at the time of such sale.

              7.7 Agent Authorized to Execute Deeds, Etc. PanAmSat hereby unconditionally and irrevocably appoints Agent its true and lawful attorney-in-fact, with full power of substitution, to the extent permitted by Applicable Laws, in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery hereunder, if a Loan Event of Default shall have occurred and be continuing, to execute and deliver all such deeds, bills of sale, assignments, releases and other proper instruments as Agent may consider necessary or appropriate, PanAmSat hereby ratifying and confirming all that such attorney or any substitute shall lawfully do by virtue hereof. If so requested by Agent or any purchaser, PanAmSat shall ratify and confirm any such lawful sale, assignment, transfer or delivery by executing and delivering to Agent or such purchaser, without representation or warranty (express or implied) by PanAmSat, and without recourse, all deeds, bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

              7.8 Purchase of Collateral Security by Loan Participants. Agent or any Loan Participant may be a purchaser of the Collateral Security or of any part thereof or of any interest therein at any sale thereof, whether pursuant to foreclosure or power of sale or otherwise hereunder, and may apply to the purchase price the indebtedness secured hereby owing to such purchaser, to the extent of such purchaser's distributive share of the purchase price. Any such purchaser shall, upon any such purchase, acquire title to the properties so purchased, free of the Lien of this Agreement.

              7.9 Receipt a Sufficient Discharge to Purchaser. Upon any sale of the Collateral Security or any part thereof or any interest therein, whether pursuant to foreclosure or power of sale or otherwise hereunder, the receipt of the officer making the sale under judicial proceedings or of Agent shall be sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obliged to see to the application thereof.

              7.10 Waiver of Appraisement, Valuation, Etc. PanAmSat hereby waives, to the full extent it may lawfully do so, the benefit of all appraisement, valuation, stay, extension and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of the Collateral Security or any part thereof or any interest therein.

              7.11 Sale a Bar. Any sale of the Collateral Security or any part thereof or any interest therein, whether pursuant to foreclosure or power of sale or otherwise hereunder, shall be a perpetual bar against PanAmSat after the expiration of the period, if any, during which PanAmSat shall have the benefit of any redemption laws which may not be waived pursuant to Section 7.10.

              7.12 Application of Proceeds of Sale. The proceeds of any sale of the Collateral Security or any part thereof or any interest therein, whether pursuant to foreclosure or power of sale or otherwise, together with any moneys at the time held by Agent as part of the Collateral Security, shall be applied as provided in Section 5.5.

              7.13 Appointment of Receiver. If a Loan Event of Default shall have occurred and be continuing, Agent shall, to the extent permitted by Applicable Laws, be entitled to the appointment of a receiver for all or any part of the Collateral Security, whether such receivership be incidental to a proposed sale of the Collateral Security or otherwise, and PanAmSat hereby consents to the appointment of such receiver and will not oppose any such appointment.

              7.14 Possession, Management and Income. If a Loan Event of Default shall have occurred and be continuing, Agent, without further notice, to the extent permitted by Applicable Laws, may take possession of the Collateral Security or any part thereof without judicial process, by summary proceedings or otherwise, and may hold, operate and manage the same and receive all earnings, income, rents, issues and proceeds accruing with respect thereto or any part thereof. Except as shall be expressly provided in any of the Granting Clause Documents, Agent shall be under no liability for or by reason of any such taking of possession, removal or holding, operation or management, except that any amounts so received by Agent shall be applied to pay:

              (a) all costs and expenses of so taking possession of, holding, operating and managing the Collateral Security or any part thereof, all other fees and expenses of Agent hereunder, and any Taxes, assessments or other charges, prior to the Lien of this Agreement, which Agent may consider it necessary or desirable to pay; and

                   (b) thereafter, as provided in the order of priorities set forth in clauses (ii), (iii), (iv) and (v) of Section 5.5.

              7.15 Right of Agent to Perform Covenants, Etc. If PanAmSat shall fail to make any payment or perform any act required to be made or performed by it hereunder or by it under any Granting Clause Document or if PanAmSat shall fail to release any Lien affecting the Collateral Security that it is required to release by the terms of this Agreement, Agent, upon five days' notice to PanAmSat, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of PanAmSat and may take all such action with respect thereto as, in Agent's opinion, may be necessary or appropriate therefor. All sums so paid by Agent and all costs and expenses (including without limitation legal fees and expenses) so incurred, together with interest thereon at the Overdue Rate from the date of written demand of payment, shall constitute additional indebtedness secured by this Agreement and shall be paid by PanAmSat to Agent on demand.

              7.16 Remedies, Etc., Cumulative. Each right, power and remedy of Agent or any Loan Participant provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Agent or such Loan Participant of any one or more of the rights, powers or remedies provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise of any such right, power or remedy with respect to any part of the Collateral Security by Agent, shall not preclude the simultaneous or later exercise by Agent or such Loan Participant of any or all such other rights, powers or remedies, or the simultaneous or later exercise by Agent of any such right, power or remedy with respect to any other part of the Collateral Security.

              7.17 Quiet Enjoyment.

                   (a) Notwithstanding any other provision of this Agreement, or the timing of entering into any Use Agreements and Occasional Use Service Contracts, neither Agent nor any Noteholder shall, whether or not an Event of Default shall have occurred and be continuing, take any action that would interfere with any User under any Use Agreement or Occasional Use Service Contract, and such Users' right to quiet and peaceful possession and use or nonuse of the Transponders thereunder, except in accordance with the express provisions of such Use Agreement or Occasional Use Service Contract, as applicable, and any sale or foreclosure or exercising of any remedy by Agent shall be subject to such Use Agreement or Occasional Use Service Contract, as applicable (including the terms thereof applicable to defaults thereunder).

                   (b) Use Agreements. So long as no Bankruptcy Default or Event of Default shall have occurred and be continuing, PanAmSat may, without the consent of or prior notice to Agent, lease, sublease, license, enter into short term or long term service contracts with any Person (including, without limitation, to a "tax-exempt" entity as defined in Section 168(h) of the Code), transfer Control of, or permit any such Person (including, without limitation, to a "tax-exempt" entity as defined in Section 168(h) of the Code) to use all or any part of any Transponder or Transponders (collectively, the "Use Agreements"; such Use Agreements not including for the purposes of Sections 7.17(b)(i) and 7.17(b)(iv) any occasional use service contract for the provision of part-time, occasional use transponder capacity on available Ku-band or C-band transponders on satellites, including the Satellite, owned or operated by PanAmSat or any Affiliate thereof (an "Occasional Use Service Contract")), on and subject to the following terms and conditions:

              (i) except as otherwise provided in Section 7.17(c), such Use Agreements shall expressly provide that the rights of any sublessee, assignee, user or operator thereunder (collectively, "User") are subject and subordinate to all the terms and conditions of this Agreement, including, without limitation, Agent's right to repossess any Transponder and terminate such Use Agreements upon the occurrence of an Event of Default, except that any Use Agreement with a term of one year or less shall not be required to be so subject and subordinate;

              (ii) PanAmSat shall remain primarily liable to the Loan Participants for the performance of all the terms of this Agreement to the same extent as if such Use Agreements had not occurred;

              (iii) the terms and conditions of such Use Agreements shall not be in violation of Applicable Law; and

              (iv) except as otherwise provided in Section 7.17(c), such Use Agreements shall prohibit the User from entering into any Further Use Agreements without obtaining (x) the written consent of PanAmSat and (y) an agreement by any such User further transferring its rights to comply with the terms and conditions of this Section 7.17(b).

              Subject to the provisions of this Section 7.17(b) and the Hughes Agreements, PanAmSat may render any communications service, so long as the foregoing provisions of this Section 7.17(b) shall apply, and PanAmSat or any Affiliate thereof may provide Transponder or Transponders capacity by PanAmSat or any Affiliate of PanAmSat to any of their respective customers in the ordinary course of their respective businesses; provided that no rendering of any such communications service or the providing of Transponder or Transponders capacity, and neither the entering into or performing of any agreement related thereto, shall operate to reduce, excuse or in any way affect the obligations of PanAmSat hereunder and under the other Operative Documents or the Hughes Agreements to which it is a party; and as to which PanAmSat will remain primarily liable.

                   (c) GLA Sublease. Notwithstanding any provision of Sections 7.17(b) to the contrary, at PanAmSat's election, clauses (i) and (iv) of Section 7.17(b) shall not apply to the GLA Sublease, the GLA Sublease shall not be subject and subordinate to this Agreement (and may contain a provision granting quiet enjoyment to GLA (and its successors and permitted assigns) under the GLA Sublease during the term thereof), if and so long as:

              (i) the rental payments provided for the Transponders under the GLA Sublease were determined by HCG (as predecessor-in-interest to PanAmSat), at the time the GLA Sublease was entered into, in good faith, after consultation with an independent third party to represent the then fair market value to HCG of the lease of such Transponders; and such determination by HCG shall have been conclusive as to such market value;

              (ii) effective upon the occurrence of an Event of Default, the GLA Sublease is collaterally assigned by PanAmSat to Agent as additional Collateral Security within ten days after the occurrence of such Event of Default (and the original copy of the GLA Sublease is delivered by PanAmSat or GLA to Agent during said ten-day period, provided that the GLA Sublease being "Proprietary Information" within the meaning of Section 16.02 of the Participation Agreement, Agent shall hold it subject to the confidentiality requirements of Section 16.01 of the Participation Agreement); and

              (iii) at the effective time of such assignment, (A) GLA is not in default of its obligations under the GLA Sublease and (B) either the creditworthiness of GLA (or its applicable successor or assign) is reasonably satisfactory to a Majority In Interest of

     Noteholders or GLA (or its applicable successor or assign) secures a letter of credit for the benefit of PanAmSat, which letter of credit is collaterally assigned by PanAmSat to Agent as additional Collateral Security, and is in an amount and on terms and conditions reasonably satisfactory to a Majority In Interest of Noteholders.

              PanAmSat agrees that it shall take any and all actions reasonably requested by Agent to cause the collateral assignments to Agent contemplated by clauses (ii) and (iii)(B) above to be timely effected in a manner reasonably satisfactory to Agent.

              Except as specifically provided in this Section 7.17(c), PanAmSat shall not have any obligation to assign the User Agreements to Agent.

              7.18 Waiver of Existing Defaults. A Majority In Interest of Noteholders by notice to Agent may waive on behalf of all of the Loan Participants an existing Loan Default or Loan Event of Default and its consequences except (i) a Loan Default or Loan Event of Default in the payment of the principal of or interest on any Note or any other amount due with respect thereto hereunder or (ii) in respect of a covenant or provision hereof which pursuant to Section 13.1 cannot be amended or modified without the consent of each Loan Participant.

              7.19 No Waiver of Certain Obligations. Nothing in this Section 7 shall be deemed a waiver by PanAmSat of any obligation of Agent under Applicable Laws relating to the protection and preservation of the value of any property included in the Collateral Security.

              7.20 Obligations of Agent Upon Exercise of Rights. (a) Immediately upon Agent's taking or obtaining "Control") (as defined in Section 7.20(e)), in any manner and for any reason whatsoever, of any Transponder, Agent (1) shall give notice thereof to PanAmSat and (2) whether or not such notice shall have been given, shall be liable and obligated for the performance of, and shall automatically be deemed to have assumed, all the "Transponder Obligations" (as defined in Section 7.20(e)) that shall originally arise on or after the time Agent so takes or obtains Control, to the same extent as if Agent were named as Buyer in the Purchase Agreement and as Owner in the Service Agreement. Agent agrees that from and after the time that it takes or obtains Control of any Transponder, it shall be and shall remain liable to PanAmSat for any and all breaches by it of the Transponder Obligations or other terms or conditions of the Purchase Agreement or the Service Agreement with respect to such Transponder(s) originally arising at or after the time that it takes or obtains Control. From and after the time Agent takes or obtains Control as described in this Section 7.20(a), PanAmSat will not have any obligation to perform any Transponder Obligation that shall originally arise at or after the time Agent takes or obtains Control; provided, however, that, without diminishing the liabilities or obligations of PanAmSat under the provisions of this Agreement or any of the Notes, nothing contained in this Section 7.20(a) shall be construed so as to decrease PanAmSat's liability and obligation with respect to, or relieve PanAmSat from any liability or obligation with respect to, the Transponder Obligations originally arising at any time PanAmSat has Control as provided herein.

                   (b) PanAmSat, in its capacity as Seller and Contractor, agrees to perform their respective obligations under the Purchase Agreement and the Service Agreement to and for the benefit of Agent after Agent has provided notice that it has taken or obtained Control.

                   (c) Prior to the time that Agent takes or obtains Control (in any manner and for any reason whatsoever), Agent shall not be authorized to exercise any of the "Transponder Rights" (as defined in Section 7.20(e)) and shall not have assumed any of the Transponder Obligations. PanAmSat acknowledges and agrees that references to Agent and the Noteholders in this Section 7.20 shall not give rise to any implication or inference that either Agent or the Noteholders are authorized to exercise any of the Transponder Rights or have assumed any of the Transponder Obligations prior to the time Agent takes or obtains Control (in any manner and for any reason whatsoever).

                   (d) If (i) Agent assigns its rights to a third party in compliance with the provisions of this Agreement, the other Operative Documents and the Hughes Agreements, or (ii) the Transponders are sold to a third party pursuant to an exercise of rights or remedies by Agent and in compliance with the provisions of this Agreement, the other Operative Documents and the Hughes Agreements (in all such cases, such third party is referred to as a "Third Party Buyer"), then, upon its execution of this Agreement (or the substantive equivalent hereof), any other applicable Operative Document (or the substantive equivalent thereof) and any applicable Hughes Agreements (or the substantive equivalent thereof), such Third Party Buyer shall have the same rights and obligations as if the Third Party Buyer was Agent hereunder.

                   (e) For purposes of this Section 7.20:

                        (i) "Transponder Obligations" means the duties and obligations of "Buyer" under the Purchase Agreement with respect to the Transponders and the duties and obligations of "Owner" under the Service Agreement with respect to the Transponders;

                        (ii) "Transponder Rights" means the rights of "Buyer" under the Purchase Agreement with respect to the Transponders and the rights of "Owner" under the Service Agreement with respect to the Transponders; and

                        (iii) "Control" shall mean the legal right to access a Transponder acquired by a Person pursuant to this Agreement (or any Transfer of rights derived therefrom).


SECTION 8.          No Assumption of Obligations Under Assigned Documents.

              No action or inaction on the part of PanAmSat shall adversely affect or limit in any way the rights of Agent or any Loan Participant under this Agreement.


SECTION 9.          The Agent.

              9.1 Appointment. Each Loan Participant hereby irrevocably designates and appoints Chase as the Agent of such Loan Participant under this Agreement and the other Operative Documents and the Hughes Agreements, and each such Loan Participant irrevocably authorizes Chase, as Agent for such Loan Participant, to take such action on its behalf under the provisions of this Agreement and the other Operative Documents and the Hughes Agreements and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement and the other Operative Documents and the Hughes Agreements, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Loan Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against Agent.

              9.2 Delegation of Duties. Agent may execute any of its duties under this Agreement and the other Operative Documents and the Hughes Agreements by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

              9.3 Exculpatory Provisions. Neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Operative Document or Hughes Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Loan Participants for any recitals, statements, representations or warranties made by PanAmSat or any officer thereof contained in this Agreement or any other Operative Document or Hughes Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Operative Document or Hughes Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Operative Document or Hughes Agreement or for any failure of PanAmSat to perform its obligations hereunder or thereunder. Agent shall not be under any obligation to any Loan Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Operative Documents or Hughes Agreements, or to inspect the properties, books or records of PanAmSat.

              9.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to PanAmSat), independent accountants and other experts selected by Agent. Agent may treat the payee of any Note as the owner thereof for all purposes unless the assignment or transfer thereof shall have been recorded in the Register. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Operative Document or Hughes Agreement unless it shall first receive such advice or concurrence of a Majority In Interest of Noteholders as it deems appropriate or it shall first be indemnified to its satisfaction by the Loan Participants against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Operative Documents and Hughes Agreements in accordance with a request of a Majority In Interest of Noteholders (unless the consent of all of the Loan Participants is specifically required pursuant to any provision of this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Loan Participants and all future holders of the Loans.

              9.5 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Loan Default or Loan Event of Default, other than under Section 6(a), unless Agent has Actual Knowledge thereof. In the event that Agent has such Actual Knowledge, Agent shall promptly give notice thereof to the Loan Participants. Agent shall take such action with respect to such Loan Default or Loan Event of Default as shall be reasonably directed by a Majority in Interest of Noteholders; provided that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Loan Default or Loan Event of Default as it shall deem advisable in the best interests of the Loan Participants.

              9.6 Non-Reliance on Agent and Other Loan Participants. Each Loan Participant expressly acknowledges that neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by Agent hereinafter taken, including any review of the affairs of PanAmSat or any other Person, shall be deemed to constitute any representation or warranty by Agent to any Loan Participant. Each Loan Participant represents to Agent that it has, independently and without reliance upon Agent or any other Loan Participant, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of PanAmSat and all other relevant Persons and made its own decision to make its Loans hereunder and enter into this Agreement and the Participation Agreement. Each Loan Participant also represents that it will, independently and without reliance upon Agent or any other Loan Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of PanAmSat and other relevant Persons. Except for notices, reports and other documents expressly required to be furnished to Loan Participants by Agent hereunder, Agent shall not have any duty or responsibility to provide any Loan Participant with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of PanAmSat or any other Person which may come into the possession of Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

              9.7 Indemnification. The Loan Participants agree to indemnify Agent in its capacity as such (to the extent not reimbursed by PanAmSat and without limiting the obligation of PanAmSat to do so), ratably according to their respective outstanding Loans in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Loans shall have been paid in full, ratably in accordance with the respective amounts of their Loans outstanding immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement, any of the other Operative Documents or any Hughes Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing; provided that no Loan Participant shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Notes and all other amounts payable hereunder.

              9.8 Agent in Its Individual Capacity. Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with PanAmSat as though Agent were not the Agent hereunder. With respect to its Loans made or renewed by it, Agent shall have the same rights and powers under this Agreement and the other Operative Documents and Hughes Agreements as any Loan Participant and may exercise the same as though it were not the Agent, and the terms "Loan Participant" and "Loan Participants" shall include Agent in its individual capacity.

              9.9 Successor Agent. Agent may resign as Agent upon 30 days' notice to each Loan Participant and PanAmSat, such resignation to be effective upon the acceptance of appointment of a successor agent. If Agent shall resign as Agent under this Agreement, then PanAmSat (unless a Loan Event of Default shall have occurred and be continuing) or (if such a Loan Event of Default shall have occurred and be continuing) a Majority In Interest of the Noteholders shall appoint from among the Loan Participants a successor agent for Loan Participants, which successor agent must be reasonably satisfactory to PanAmSat, whereupon such successor agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. If a successor agent shall not have accepted appointment within 30 calendar days after such notice of resignation, Agent, PanAmSat or any Loan Participant may apply to any court of competent jurisdiction to appoint a successor agent to act until such time, if any, as a successor agent shall have been appointed as above provided. The successor agent so appointed by such court shall immediately and without further act be superseded by any successor agent appointed as above provided within one year from the date of the appointment by such court. After any retiring Agent's resignation as Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Operative Documents and Hughes Agreements.

              9.10 Funds May Be Held by Agent. Any moneys held by Agent hereunder as part of the Collateral Security shall, until paid out by Agent as herein provided, be held by Agent in a collateral account for the purposes for which held and Agent shall not have any liability for interest upon any such moneys, and such monies need not be invested or reinvested except as provided in the following paragraph.

              Any monies held by Agent pursuant to this Section 9.10 shall be invested by Agent from time to time (unless the costs of such investment would exceed the gains reasonably anticipated therefrom) in obligations of, or fully secured by, the United States government maturing in not more than 30 days; provided, however, that if PanAmSat shall have so requested Agent in writing and no Loan Event of Default shall have occurred and be continuing Agent shall invest such monies as directed by PanAmSat in (a) marketable direct obligations of the United States of America or marketable obligations directly guaranteed by the United States of America maturing, in each case, not later than one year from the date of acquisition thereof, (b) repurchase obligations maturing not later than one year from the date of acquisition thereof in respect of obligations of the nature referred to in clause (a) of this paragraph issued by any Loan Participant, or any other commercial bank organized and existing under the laws of the United States of America or any state thereof, in either case having combined capital, surplus and undivided profits of not less than $100,000,000, (c) certificates of deposit and bankers' acceptances issued by any Loan Participant, or by any other commercial banks organized and existing under the laws of the United States of America or any state thereof, in either case having combined capital, surplus and undivided profits of not less than $100,000,000 and (d) commercial paper not issued by PanAmSat or any Affiliate thereof and rated A-1 by Standard & Poor's and P-1 by Moody's, if (in any such case specified above in this proviso) Agent shall have received a written agreement of PanAmSat satisfactory to Agent that PanAmSat will be personally liable for and will pay to Agent on demand an amount equal to any expense or loss (including any loss on such investment) incurred in connection with any investment of funds pursuant to this proviso. Any income realized as a result of any investment pursuant to this Section 9.10 shall be held and applied by Agent in the same manner as the payments held by Agent pursuant to Section 5, and Agent shall have no liability for any loss resulting from any such investment. Any such investment may be sold (without regard to maturity date or gain or loss on such sale) by Agent whenever necessary to make any distribution required by Section 5.

              9.11 Representations and Warranties. AGENT MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, CONDITION, QUALITY, DESIGN, COMPLIANCE WITH SPECIFICATIONS, OPERATION, DURABILITY, MERCHANTABILITY OR FITNESS FOR USE OR PURPOSE OF ANY OF THE TRANSPONDERS OR ANY PART THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE TRANSPONDERS OR ANY PART THEREOF, OR OTHERWISE WITH RESPECT THERETO. Agent makes no representation or warranty as to the sufficiency, validity, legality or enforceability of any Operative Document or Hughes Agreement or as to the correctness of any statement contained in any thereof, except as expressly set forth in the Participation Agreement. Agent makes no representation as to the value or condition of the Collateral Security or any part thereof, or as to the title thereto or as to the security afforded thereby or hereby, or as to the validity or genuineness of any securities at any time pledged and deposited with Agent hereunder. Nothing in this Section 9.11 shall affect any representation or warranty made by Agent pursuant to Section
4.06 of the Participation Agreement.

              9.12 Action upon Payment of Notes or Transfer of Transponders. (a) Upon termination of this Agreement pursuant to Section 10, Agent shall execute and deliver to, or as directed in writing by, PanAmSat an appropriate instrument (in due form for recording, if necessary, prepared by PanAmSat) releasing the Transponders from the Lien of this Agreement and reassigning all estate, right, title and interest of Agent to PanAmSat in and to the other Granting Clause Documents and releasing any other property or rights subject to this Agreement.

                   (b) In the case of any transfer or other disposition of any of the Transponders pursuant to Section 2.10(a) (excluding a transfer or other disposition in connection with the substitution of a Transponder to which Section 15(b) of this Agreement applies) Agent shall, upon the written request of, and at the expense of, PanAmSat, execute and deliver to, or as directed in writing by, PanAmSat an appropriate instrument (in due form for recording, if necessary, prepared by or on behalf of PanAmSat), releasing the Transponder or Transponders then being transferred or otherwise disposed of from the Lien of this Agreement, provided that concurrently with or prior to any such release under this Section 9.12(b), the principal of, and interest on, all of the Notes and all other Secured Obligations theretofore or then due and payable with respect to the Notes as set forth herein related to the Transponder or Transponders being disposed of shall first have been paid in full.

              9.13 Certain Notices by Agent. In the event Agent shall have Actual Knowledge of a Loan Event of Default, it shall give prompt notice of such Loan Event of Default to PanAmSat by written notice sent in the manner provided in Section 14, which notice shall set forth in reasonable detail the circumstances known to it with respect to such Loan Event of Default; provided, however, that, for all purposes hereof, in the absence of Actual Knowledge, Agent shall not be deemed to have knowledge of, and shall have no obligation to take any action as a consequence of, the existence of any Loan Event of Default; and provided, further, however, that the failure of Agent to give any such notice to PanAmSat under this Section 9.13 shall not in any way affect the validity of any action taken by Agent or any Loan Participant pursuant to the exercise of any of the remedies provided in Section 7.


SECTION 10.         Termination of Agreement.

              This Agreement and the Lien created hereby shall terminate and this Agreement shall be of no further force or effect upon the earlier of (a) payment in full of the principal of and interest on all of the Loans and all other Secured Obligations theretofore or then due and payable to Agent and to the Loan Participants hereunder and under the Notes and (b) the sale or other final disposition by Agent or PanAmSat, as the case may be, of all of the Collateral Security and the final distribution by Agent of all moneys or other property or proceeds constituting the Collateral Security in accordance with the terms of Section 5.

              Upon such payment in full of all amounts referred in clause (a) above, Agent shall pay all monies or other properties or proceeds constituting part of the Collateral Security, if any (the distribution of which is not otherwise provided for herein), to PanAmSat.

              Upon the termination of this Agreement, PanAmSat and Agent shall each promptly execute and deliver such releases, notices or other documents as the other party may reasonably request for the purpose of evidencing such termination.


SECTION 11.         Additional Security.

              Without notice to or consent of PanAmSat, and without impairment of the Lien and rights created by this Agreement, Agent may accept (but PanAmSat shall not be obligated to furnish or cause to be furnished) additional security for the Loans at the time outstanding. Neither the giving of this Agreement nor the acceptance of any such additional security nor the invalidity or ineffectiveness of any security shall prevent Agent from resorting, first, to such additional security, or first, to the security created by this Agreement, in any case without affecting the Lien of this Agreement.


SECTION 12.         Assigned Agreements.

              PanAmSat will not amend, waive or otherwise modify any Granting Clause Document except with the written concurrence of Agent unless otherwise expressly permitted by Sections 13.


SECTION 13.         Amendments and Supplements to Agreement and Other Documents.

              The provisions of this Section 13 shall apply notwithstanding any provision to the contrary in this Agreement, including the Granting Clause:

              13.1 Supplements and Amendments with Consent. At any time and from time to time (a) but only upon the written request of PanAmSat and with the written consent of a Majority In Interest of Noteholders and subject to the provisions of Sections 13.2 and 13.3, Agent shall enter into a Loan Agreement Supplement with PanAmSat, for the purpose of adding provisions hereto or eliminating, changing or otherwise modifying provisions hereof, or waive compliance with any provisions hereof, as may be specified in such request, and
(b) but only upon written request of a Majority In Interest of Noteholders and with the written consent of PanAmSat, Agent shall enter into or consent to, as the case may be, a supplement or amendment to any Granting Clause Document or (with respect to any amendment, waiver or other modification thereof binding on Agent) the Participation Agreement for the purpose of adding provisions thereto or eliminating, changing or otherwise modifying the provisions thereof, or waive compliance with any provisions thereof, as may be specified in such request and, in the case of any such supplement or amendment, as the respective parties thereto may agree; provided, however, that without the consent of each Loan Participant, no such agreement supplemental to this agreement, or supplement or amendment to any of the documents referred to in the preceding clause (b) and no such waiver of compliance with any of the provisions hereof or thereof, shall

                   (i) modify any of the provisions of this Section 13.1 or of
     Section 4, 5, 6, 7 or 13.2 or the definitions of the terms "Break Funding Costs", "Excepted Payments", "Loan Default", "Loan Event of Default" (except to add additional Loan Events of Default), "Event of Loss" (except to add additional Events of Loss), or "Majority In Interest of Noteholders", contained herein or in Appendix A to the Participation Agreement and as applicable hereto and to the other Granting Clause Documents, or the percentage of holders of Notes required to take or approve any action hereunder;

                   (ii) unless permitted by Section 13.2(iv), change the amount or the time of payment of any amount owing in respect of any Note or change the rate of interest payable in respect of any Note,

                   (iii) alter or modify the provisions of Section 5 with respect to the manner of payment or the order of priorities in which applications or distributions thereunder shall be made,

                   (iv) reduce, modify or amend any indemnities in favor of any Loan Participant, the Collateral Security, PanAmSat or Agent (unless consented to by such Person), or

                   (v) reduce the amount or change the time of payment of any payments (other than Excepted Payments) in respect of the Transponders as set forth in this Agreement or in any Granting Clause Document.

              Notwithstanding the foregoing, without the consent of each Loan Participant, no such Loan Agreement Supplement or waiver of compliance with the provisions hereof or any other instrument shall permit the creation of any Lien on the Collateral Security or any part thereof, except as herein expressly permitted, or deprive any Loan Participant of the benefit of the Lien of this Agreement on the Collateral Security enjoyed by such Loan Participant immediately prior thereto, except as herein expressly permitted. Notwithstanding the foregoing terms of this Section 13.1, but subject to the proviso to the first sentence of this Section 13.1, PanAmSat may at any time and from time to time, without the consent of Agent or any Loan Participant,

                   (i) so long as no Loan Event of Default shall have occurred and be continuing, enter into any agreement with Seller and/or Contractor amending, waiving or otherwise modifying the Purchase Agreement or the Service Agreement, provided that such amendment, waiver or other modification shall only amend, waive or otherwise modify any provision of the Purchase Agreement or the Service Agreement provided that the interests of the Loan Participants and Agent shall not be adversely affected thereby, or the definition of any term herein or in Appendix A to the Participation Agreement as used in any of the foregoing provisions subject to the applicable limitations set forth above, or

                   (ii) whether or not a Loan Event of Default shall have occurred and be continuing (and with respect to clause (E) below, with the consent of Agent), enter into any agreement with Seller and/or Contractor amending, waiving or otherwise modifying the Purchase Agreement or the Service Agreement, provided that any such amendment, waiver or other modification:

                        (A) shall only amend, waive or otherwise modify one or more of Section 2.1 and Appendices A and B to the Purchase Agreement (to amplify or expand the description of the property sold and conveyed pursuant to said Section 2.1, or Section 6 to the Purchase Agreement (with respect to the representations, warranties or agreements of the Buyer), or the definitions of any term in Appendix A to the Participation Agreement as used in any of the foregoing provisions, or

                        (B) shall only amend, waive or otherwise modify the provisions of the Guarantee Agreement relating to Excepted Payments, or

                        (C) shall only amend, waive or otherwise modify any of said agreements in order to cure any ambiguity or to correct or supplement any provisions thereof which may be inconsistent with any other provision thereof or of any provision of this Agreement, or to make any other provision with respect to matters or questions arising thereunder or under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided the making of any such amendment, waiver, modification or other provision shall not adversely affect the interests of the Loan Participants.

Agent will not effect any waiver or amendment of any provision of this Agreement or any Note pursuant to this Section 13.1 requiring the consent of each Loan Participant unless each Loan Participant (irrespective of the amount of Note owned by it), shall be informed thereof by Agent and shall be afforded the opportunity to consider the same and shall be supplied by Agent with sufficient information to enable it to make an informed decision with respect thereto.

              13.2 Loan Agreement Supplement etc. Without Consent. Without the consent of any of the Loan Participants, at any time and from time to time, upon the request of PanAmSat and subject to the provisions of Section 13.3, Agent shall join with PanAmSat in entering into further Loan Agreement Supplements, for one or more of the following purposes:

                   (i) to evidence the succession of a new agent as Agent hereunder, in each case if done pursuant to the provisions of Section 9;

                   (ii) to subject to the Lien of this Agreement any additional property;

                   (iii) to evidence the substitution of a Transponder with a Replacement Transponder in compliance with Sections 2.10(a) or 18(e) and to subject the related Additional Documents to the Lien of this Agreement;

                   (iv) to adjust the amortization schedule of any Note or Notes in accordance with Article XIII of the Participation Agreement but subject to compliance with the provisions of paragraphs (b) and (c) of Section 2.2;

                   (v) to cure any ambiguity or to correct or supplement any provision herein that is inconsistent with any other provision herein, or to make any other provisions with respect to matters arising under this Agreement that shall not adversely affect the interests of the Loan Participants; or

                   (vi) to include on the Notes any legend as may be required by law.

              13.3 Agent Protected. If any document required to be executed pursuant to the terms of Section 13.1 or 13.2 shall adversely affect any interest, right, duty, immunity or indemnity in favor of Agent under any Operative Document or Hughes Agreement, Agent may in its discretion decline to execute such document unless indemnified to its reasonable satisfaction. In executing any document otherwise required to be executed by it pursuant to the terms of Section 13.1 or 13.2, Agent shall be entitled to receive, and shall be fully protected in relying on, an Opinion of Counsel reasonably satisfactory to it that the execution of such document is authorized or permitted by this Agreement.

              13.4 Form of Request. It shall not be necessary for any written request of a Majority In Interest of Noteholders furnished pursuant to Section
13.1 to specify the particular form of the proposed documents to be executed pursuant to that Section, but it shall be sufficient if such request shall indicate the substance thereof.

              13.5 Documents Mailed to Holder. Promptly after the execution by PanAmSat and Agent of any document entered into pursuant to Section 13.1 or 13.2, Agent shall mail, by first-class registered or certified mail, postage prepaid, or any other manner specified herein pursuant to Section 14, a conformed copy of each such document to each Loan Participant, and if the consent of a Majority In Interest of Noteholders is required in connection with the execution of such document, copies of the document proposed to be executed shall be so mailed or otherwise delivered to each Loan Participant at least three Business Days prior to the execution thereof.


SECTION 14.         Notices, Etc.

                   Unless otherwise expressly specified or permitted by the terms hereof, all notices and other communications hereunder shall be given and be effective as provided in Section 16.03 of the Participation Agreement.


SECTION 15.         After-Acquired Property and Substitution.

                        (a) After-Acquired Property. All property acquired by PanAmSat after the date hereof, which by the terms hereof is required or intended to be required to be subjected to the Lien of this Agreement, shall, immediately upon the acquisition thereof by PanAmSat and without further mortgage, conveyance or assignment, become subject to the Lien of this Agreement as fully as though now owned by PanAmSat and specifically described herein. Nevertheless, PanAmSat will do all such further acts and execute, acknowledge and deliver supplements and all such further conveyances, financing statements and assurances as Agent may deem necessary effectively to subject such after-acquired property to the Lien of this Agreement.

                        (b) Substitution. If at any time PanAmSat elects pursuant to Section 18(e) to substitute a Replacement Transponder for any Transponder or pursuant to Section 2.10(a) to substitute a Replacement Transponder for any Transponder that has suffered an Event of Loss, or Seller is required pursuant to Section 8.1 of the Purchase Agreement to substitute a Transponder Spare for a failed Transponder Spare and in the case of a substitution pursuant to Section 18(e) or Section 2.10(a), PanAmSat shall have fulfilled the conditions specified in such Section 18(e) or Section 2.10(a), as the case may be, as in effect on the date hereof (together with any additional or more stringent conditions imposed on PanAmSat in any amendments to such
Section 18(e) or Section 2.10(a), as the case may be, subsequent to the date hereof), then Agent shall, subject to compliance in full with the provisions of this Section 15(b) and upon the written request of, and at the expense of, PanAmSat (but in the case of Sections 18(e) or 2.10(a), only if no Bankruptcy Default shall have occurred and be continuing) execute and deliver to, or as directed in writing by, PanAmSat an appropriate instrument (in due form for recording, if necessary, prepared by or on behalf of PanAmSat), releasing the Transponder or Transponders then being substituted from the Lien of this Agreement. A financing statement or statements with respect to any Replacement Transponder and the related Additional Documents shall be filed in such place or places as may be necessary or advisable and all other action as may be necessary or advisable in order to perfect the security interest therein created by or pursuant to this Agreement shall be taken and PanAmSat shall cause to be delivered to Agent an Opinion of Counsel with respect to the perfection thereof (to the extent that a security interest in a Transponder may be perfected) similar to the opinion with respect to perfection delivered on the Commencement Date pursuant to Section 3.01(o) of the Participation Agreement. PanAmSat shall deliver a Loan Agreement Supplement to Agent subjecting the Replacement Transponder and the related Additional Documents to the Lien of this Agreement. In such event, all provisions of this Agreement relating to the Transponder being replaced and the documents corresponding to the Additional Documents related thereto shall be applicable to such Replacement Transponder and the related Additional Documents with the same force and effect as if such Replacement Transponder was the same Transponder as the Transponder being replaced and the related Additional Documents being replaced thereby.


SECTION 16.         Terms Subject to Applicable Law; Governing Law.

         All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any Applicable Laws, and are intended to be limited to the extent necessary so that they will not render this Agreement or the Notes invalid, unenforceable or not entitled to be recorded, registered or filed under any Applicable Laws, and the validity of other terms of this Agreement or any other application of such terms shall in no way be affected thereby. Where, however, the provisions of Applicable Laws may be waived, they are hereby waived by PanAmSat to the full extent permitted by law, to the end that this Agreement shall be a valid and binding agreement enforceable in accordance with its terms. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.


SECTION 17.    Agreement and Security Agreement with Respect to Personal
Property.

         To the extent permitted by Applicable Laws, with respect to the personal property herein described, this Agreement shall constitute a security agreement and, cumulative of all other rights of Agent hereunder, Agent shall have for the benefit of the Loan Participants, all of the rights conferred upon secured parties by the provisions of any applicable Uniform Commercial Code ("UCC") or other similar legislation. Subject to any restrictions herein expressly contained, Agent may exercise for the benefit of the Loan Participants, any of or all the remedies of a secured party available to a secured party under the applicable provisions of the UCC or other similar legislation with respect to such personal property and PanAmSat agrees that if, upon a Loan Event of Default, Agent should proceed to dispose of or utilize such personal property in accordance with the provisions of any applicable UCC, ten days' notice by Agent to PanAmSat shall be deemed to be reasonable notice under any provision of the UCC requiring such notice. For all purposes of this Agreement, the terms "Lien of this Agreement," "Lien hereof," "Lien created hereby" or words of similar import shall, unless the context otherwise requires, be deemed to include reference to the security interest granted to Agent under this Agreement.


SECTION 18.         Operation; Maintenance; Compliance with Law; Location
                     of Satellite; Substitution of Transponders.

                        (a) Operation. PanAmSat shall observe and perform each and every obligation (and shall exercise all rights where failure to do so would have a material adverse effect on Agent's interest in the Transponders as Collateral Security hereunder) of Buyer under the Purchase Agreement and Owner under the Service Agreement to the extent the same relate to such Transponder, and shall keep the same in full force and effect. PanAmSat shall not use any Transponder, so long as any obligations under this Agreement remain outstanding, or authorize any third party to use such Transponder in breach of the Purchase Agreement, the Service Agreement or any Applicable Laws applicable to PanAmSat, such third party or such Transponder (in each case, other than Applicable Laws as to which noncompliance would not have an Adverse Effect), or in violation of any authorization relating to such Transponder or the Satellite or PanAmSat issued by any Governmental Authority having jurisdiction over such Transponder, the Satellite or PanAmSat other than (i) any provision of such Applicable Law, authorization or insurance as to which noncompliance would not have an Adverse Effect or (ii) unless the validity of such Applicable Law or authorization is being contested in good faith and by appropriate proceedings (but only so long as such proceedings do not involve any risk of civil or criminal liability to Agent, and do not involve any material danger of the sale, forfeiture, loss or diminution in value of such Transponder or the rights or interests of Agent under any Hughes Agreement or any Operative Document and adequate reserves with respect thereto shall have been established in accordance with GAAP). As used herein, "Adverse Effect" shall mean that which would materially adversely affect the business, operations or properties of Guarantor on a consolidated basis or involve any material danger (x) of the loss of any FCC authorization to operate the Satellite or maintain it in the orbital location permitted by
     Section 18(d), (y) of any material adverse effect on the ability of PanAmSat to perform its obligations hereunder and under the Purchase Agreement or of the sale, forfeiture, loss or diminution in value of any Transponder, or (z) of the imposition of criminal or civil liability on any Loan Participant or Agent.

                        (b) Maintenance. PanAmSat hereby agrees to fulfill all of its obligations under the Service Agreement. PanAmSat, as successor-in-interest to Seller, shall fulfill all of its obligations under the Purchase Agreement. So long as any obligations of PanAmSat under this Agreement remain outstanding, the Service Agreement shall have remained in full force and effect and PanAmSat shall have performed all of its obligations, if any hereunder and thereunder, as applicable, with respect to such Transponder, all maintenance, management and monitoring responsibilities of PanAmSat in connection with such Transponder shall be deemed fulfilled, and PanAmSat shall have no additional independent obligations hereunder relating thereto.

                        If at any time that obligations of PanAmSat under this Agreement remain outstanding the Service Agreement shall no longer be in full force and effect with respect to such Transponder, PanAmSat, at its expense, shall maintain, manage and monitor, or cause to be maintained, managed and monitored, the Satellite and such Transponder in good working order and repair, ordinary wear and tear excepted, (i) in accordance with the higher of (A) customary industry standards employed by owners of Ku-Band transponders on domestic communications satellites or (B) standards at least equal to those used prior to such failure of performance for other transponders on the Satellite or on another similar satellite owned, leased or operated by PanAmSat or any of its Affiliates (if at the time PanAmSat or any Affiliate thereof maintains, manages or monitors satellites similar to the Satellite for similar commercial purposes); (ii) in compliance with all Applicable Laws (other than Applicable Laws as to which noncompliance would not have an Adverse Effect); and (iii) in accordance with all applicable requirements of any insurance policy then in effect that is required by Section 19 hereof. The foregoing notwithstanding, if, with respect to any Transponder, PanAmSat is unable temporarily to perform its maintenance obligations under the Service Agreement due to any Force Majeure Event, then, provided such temporary failure to perform does not cause a permanent material diminution in the value of such Transponder and is capable of cure before any such permanent diminution in value would result, such failure shall not constitute a breach of PanAmSat's obligations under this Agreement.

                        (c) Compliance with Law. So long as any obligations of PanAmSat under this Agreement remain outstanding, PanAmSat shall have and maintain all permits, licenses and approvals required by the FCC or under any Applicable Law to operate the Satellite and such Transponder and shall satisfy the requirements of the FCC and any statute, regulation or order applicable to operators, users or lessees of such Transponder; provided, however, that PanAmSat shall not be deemed to have breached the foregoing covenant unless such non-maintenance or non-satisfaction would have an Adverse Effect. To the extent permitted by law, PanAmSat or any Affiliate thereof shall prepare and file in timely fashion, or, where Agent shall be required so to file, prepare and deliver to Agent within a reasonable time prior to the date for filing, any reports with respect to any Transponder which are required to be filed with any Governmental Body for such Transponder while any obligations under this Agreement remain outstanding. Agent shall notify PanAmSat promptly after Agent has Actual Knowledge of any reports or filings required of Agent by law in connection with its ownership of the Transponders; provided, however, that Agent shall not incur any liability to PanAmSat for failure so to notify PanAmSat. If PanAmSat shall fail to timely prepare, deliver or file any such report solely as a result of the failure of Agent timely to provide PanAmSat with
     (i) any information required in such report which is in the possession of Agent and is not reasonably available to PanAmSat or (ii) notice of the requirement of such report if such report is required as to Agent for any reason other than Agent's interest in the Transponder or Transponders then subject to this Agreement, PanAmSat shall incur no liability to Agent failing to provide such information or notice to the extent such liability is incurred by the failure to provide such information or notice (unless PanAmSat already had Actual Knowledge of such requirement, PanAmSat fails to request such information from Agent and such failure has an Adverse Effect). Agent hereby appoints PanAmSat its attorney-in-fact, to the extent permissible by Applicable Law, to execute such reports in the name of Agent and to file such reports, and Agent shall cooperate in furnishing PanAmSat such information as is available to it which must be included in such reports. Upon demand, PanAmSat shall reimburse Agent on an After-Tax Basis for any reasonable out-of-pocket costs incurred by each such Person, respectively, in connection with the preparation and filing of any such reports. PanAmSat shall, on a periodic basis, furnish Agent with a copy of all reports filed by PanAmSat on behalf of Agent pursuant to this Section 18(c).

                        (d) Location of Satellite. So long as any obligations of PanAmSat under this Agreement remain outstanding, PanAmSat shall not move (or cause or suffer to be moved) or seek to move the Satellite to an orbital location different from the Permanent Orbital Location for the remaining useful commercial life of such Satellite; provided, however, that PanAmSat (i) may, and shall be obligated to, move the Satellite at any time or times if required to comply with a requirement of the FCC (an "FCC Ordered Move") and (ii) may seek to move, and may move, the Satellite as part of an overall industry process which will increase or decrease the number of, or reallocate the, available orbital locations and which involves a substantial number of satellites being moved in a coordinated manner. Neither PanAmSat nor any of its Affiliates shall seek any order or approval from the FCC requiring or allowing the movement of the Satellite other than pursuant to clause (ii) of the proviso to the immediately preceding sentence.

                        (e) Substitution of Transponder. PanAmSat shall have the right, in its discretion, subject to the conditions set forth in this
     Section 18(e) to substitute (a "Substitution"), from time to time (so long any obligations of PanAmSat under this Agreement remain outstanding), for any Transponder another transponder of the same type (including, without limitation, with respect to preemptibility) and power aboard any other satellite owned by PanAmSat or an Affiliate of PanAmSat (a "Replacement Transponder").

                        The Substitution of a transponder pursuant to this
     Section 18(e) (or Section 2.10(a)) shall be subject to fulfillment of the following conditions precedent on the date of the proposed Substitution at PanAmSat's sole cost and expense (and, in the case of clauses (iii), (iv), (v) and (vi), to the reasonable satisfaction of Agent): (i) no Bankruptcy Default or Event of Default shall have occurred and be continuing or will exist immediately following the proposed Substitution; (ii) on the date of such Substitution, the Replacement Transponder (A) shall meet the applicable Transponder Performance Specifications set forth in Appendix D-1 to the Purchase Agreement, (B) shall have a remaining useful commercial life equal to or greater than the Transponder it is replacing, and (C) a Narrow Ku-Band Transponder shall only be substituted for a Narrow Ku-Band Transponder and a Wide Ku-Band Transponder for a Wide Ku-Band Transponder, and, in each case, such Replacement Transponder shall have the same or greater value, utility and estimated residual value as the Transponder it is replacing (all of (A), (B) and (C) as determined pursuant to an appraisal performed by an appraiser selected by PanAmSat within ten Business Days of written notice from PanAmSat of a proposed Substitution, which appraisal shall be performed within 30 days of the selection of the appraiser); (iii) if so requested by Agent, PanAmSat shall have delivered a Loan Agreement Supplement to Agent; (iv) PanAmSat shall have made arrangements reasonably satisfactory to Agent to enter into a service agreement with respect to the Replacement Transponder; (v) PanAmSat shall have delivered to Agent a certificate from an officer of PanAmSat that the Replacement Transponder meets the required standards set forth in (A), (B) and (C) of clause (ii), above; (vi) PanAmSat (with the consent of Agent, not to be unreasonably withheld) shall have entered into a transponder purchase agreement and transponder service agreement covering such Replacement Transponder on terms substantially similar to those contained in the Purchase Agreement and Service Agreement, respectively, such agreements modified only to reflect the differences in the orbital location, useful commercial life and other attributes unique to such other satellite, the transponders thereon, and then-existing contractual commitments to owners of any such transponders on such other satellite, provided that such then-existing contractual commitments are substantially similar to the contractual commitments to owners of transponders on the Satellite (each such agreement to be deemed for all purposes thereafter, a Hughes Agreement or Operative Document, as applicable); (vii) the provisions of Sections 15(a) and 15(b) of the Agreement shall have been satisfied; and (viii) an opinion of counsel delivered to Agent as to the enforceability of the agreements referred to in clause (vi) above, subject to customary exceptions.

                        Upon Substitution of a transponder pursuant to this
Section 18(e), (i) the Transponder shall no longer be deemed to be part of the Collateral Security and shall be released from the Lien of this Agreement, and
(ii) the Replacement Transponder shall become part of the Collateral Security and shall be subject to the Lien of this Agreement. Upon the fulfillment of the foregoing conditions, such Replacement Transponder shall be deemed to be a "Transponder" hereunder.



         SECTION 19.       Insurance.

                        (a) Non-Discrimination. PanAmSat shall maintain general liability insurance and/or life or casualty insurance with respect to the Satellite and the Transponders in such amounts, if any, that PanAmSat deems prudent and cost-effective but, in any event, PanAmSat shall maintain such insurance for not less than the amounts, and on terms and conditions no less favorable than the terms and conditions that PanAmSat and its Affiliates customarily maintain for similar events or occurrences with respect to similar transponders owned for tax or book purposes by PanAmSat or its Affiliates on similar satellites (the "PanAmSat Customary Terms," which terms may include deductibles customarily maintained by PanAmSat or its Affiliates), provided, however, that the foregoing shall not require PanAmSat to maintain life or casualty insurance for the Transponders in an amount in excess of the then outstanding principal and accrued but unpaid interest on the Notes.

                        (b) Additional Insured. All insurance policies, if any, carried in accordance with this Section 19 and all policies taken out in substitution or replacement for any such policies (i) shall name Agent (so long as this Agreement shall be in effect) as an additional insured, as its respective interest may appear (but without imposing upon Agent any obligation imposed upon the insured, including without limitation, the liability to pay the premium for such policies) and in the case of life or casualty insurance pursuant to Section 19(a), Agent (so long as this Agreement shall be in effect) shall be named as a "loss payee," as its interest may appear; (ii) shall provide that any loss (other than a loss under general liability insurance) shall be adjusted by PanAmSat with the insurance carriers and be payable to Agent (so long as this Agreement shall be in effect), for application as provided in Section 5 or Section 2.10(a) hereof; and (iii) shall provide that if such insurance is changed in any material adverse respect in relation to the interests of Agent (for so long as this Agreement shall be in effect), or if such insurance is allowed to lapse for non-payment of premium, or is invalidated by any action or inaction of PanAmSat or any other Person (other than action or inaction by Agent), such change, lapse or invalidation shall not be effective as to Agent (so long as this Agreement shall be in effect) for at least 30 days after receipt by Agent (so long as this Agreement shall be in effect) of written notice from such insurers, their agents or PanAmSat of such lapse. Each insurance policy provided under this Section 19 shall be primary without right of contribution from any other insurance which is carried by Agent with respect to its interest as such in the Transponders.

                        (c) Separate Insurance. Nothing contained in this Agreement shall prevent PanAmSat or Agent, each at its own expense and for its exclusive benefit, from carrying excess life or casualty insurance covering the Transponders in addition to the life or casualty insurance, if any, carried by PanAmSat under Section 19(a) (any such life or casualty insurance being herein called "Additional Insurance"). If there shall be any limitation with respect to the amount of Additional Insurance that PanAmSat or Agent may obtain, whether as a result of market capacity or otherwise, then each such party shall have the right to purchase an amount of Additional Insurance for the Transponders as its interests may then appear. Prior to obtaining any Additional Insurance, Agent shall provide PanAmSat with reasonable notice of the Additional Insurance (including the proposed terms thereof) intended to be obtained by it, including evidence satisfactory to PanAmSat that such proposed terms shall be consistent with the terms of such insurance as may be carried by PanAmSat under this
     Section 19.


SECTION 20.         Miscellaneous.

                       20.1 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or any provision in any other Granting Clause Document, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The provisions of this Agreement shall remain valid and enforceable notwithstanding the invalidity, unenforceability, impossibility or illegality of performance of any other Operative Document.

                        20.2 Successors and Assigns. (a) This Agreement shall be binding upon PanAmSat and its successors and assigns, and all Persons claiming under or through PanAmSat and any such successor or assign, and shall inure to the benefit of and be enforceable by Agent and each Loan Participant and their respective permitted successors and assigns. Any request, notice, direction, consent, waiver or other instrument or action by any Loan Participant shall bind the successors and assigns of such Loan Participant and any request, notice, direction, consent, waiver or other instrument or action by PanAmSat shall bind the successors and assigns of PanAmSat. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

                             (b) Any Loan Participant may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Interest Participants") participating interests in any Loan owing to such Loan Participant, any Commitment of such Loan Participant or any other interest of such Loan Participant hereunder and under the other Operative Documents. In the event of any such sale by a Loan Participant of a participating interest to an Interest Participant, such Loan Participant's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Loan Participant shall remain solely responsible to the other parties for the performance thereof, such Loan Participant shall remain the holder of any such Loan for all purposes under this Agreement, the other Operative Documents and the Granting Clause Documents, and PanAmSat and Agent shall continue to deal solely and directly with such Loan Participant in connection with such Loan Participant's rights and obligations under this Agreement, the other Operative Documents and the other Granting Clause Documents. PanAmSat also agrees that each Interest Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Loan Participant; provided that, in the case of Section 2.17, such Interest Participant shall have complied with the requirements of said Section and provided, further, that no Interest Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Loan Participant would have been entitled to receive in respect of the amount of the participation transferred by such transferor Loan Participant to such Interest Participant had no such transfer occurred.

                             (c) Subject to the provisions of Section 20.2(f), any Loan Participant may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Loan Participant or any affiliate thereof or, with the consent of Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institutions ("an Assignee") all or any part of its rights and obligations under this Agreement and the other Operative Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit 3 ("Assignment and Acceptance"), executed by such Assignee, such assigning Loan Participant (and, in the case of an Assignee that is not then a Loan Participant or an affiliate thereof, by Agent) and delivered to Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Loans being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Loan Participant, the sum of the aggregate principal amount of the Loans remaining with the assigning Loan Participant are each not less than $10,000,000, unless the amount held by the assigning Loan Participant is less than $10,000,000, in which case such assignment must be for the entire amount held by the assigning Loan Participant). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Loan Participant hereunder with a Commitment as set forth therein, and (y) the assigning Loan Participant thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Loan Participant's rights and obligations under this Agreement, such assigning Loan Participant shall cease to be a party hereto).

                             (d) Qualified Loan Assignment by Credit Suisse. Without the need for the consent of any Person (other than as set forth in this Section 20.2), but subject to the terms and conditions set forth in this Section 20.2(d), Credit Suisse may from time to time, elect to grant to Greenwich Funding Corporation an option (a "Qualified Loan Assignment") to (i) provide all or any part of the Loans from Credit Suisse to PanAmSat required by Section 2.1 of this Agreement and the other applicable provisions of the Operative Documents and (ii) assign to Greenwich Funding Corporation all or any undivided interest in the right of Credit Suisse to receive and collect payments required from PanAmSat respecting the Loans, and the other applicable provisions of the Operative Documents; provided, that no Qualified Loan Assignment may be made (in whole or in part) if the same would be in violation of or result in a misrepresentation by either Credit Suisse or Greenwich Funding Corporation under Section 4.03(a) or (b) of the Participation Agreement or at any time when Greenwich Funding Corporation would be entitled to receive any greater amount under any of Sections 2.16, 2.17 and 2.18 than Credit Suisse would have been entitled to receive under any such Section had no Qualified Loan Assignment occurred. No additional Note shall be issued with regard to a Qualified Loan Assignment; provided, however, to the extent Greenwich Funding Corporation shall fund any Loan, Credit Suisse shall be deemed to hold the Note in its possession as an agent for Greenwich Funding Corporation to the extent of the Loans so funded by Greenwich Funding Corporation. Notwithstanding any such Qualified Loan Assignment or anything to the contrary in any Operative Document, (x) to the extent of any Loan funded or maintained by Credit Suisse, Credit Suisse individually, and to the extent of any Loan funded or maintained by Greenwich Funding Corporation, Credit Suisse, as administrative agent for Greenwich Funding Corporation, shall remain obligated for all obligations of Greenwich Funding Corporation under this Agreement to the Agent, including without limitation any indemnity and expense reimbursement obligations under Section 9.7 hereof (which shall be solely for the account of Credit Suisse, as administrative agent for Greenwich Funding Corporation), the obligations of Credit Suisse under this Agreement to the Agent shall remain unchanged, except Credit Suisse shall be excused pro tanto from its payment obligations in respect of any Loans under Section 9.7 hereof to the extent any payments on such Loans are made to the Agent by Greenwich Funding Corporation, (y) Credit Suisse shall remain primarily responsible for the performance of all obligations hereunder and under the other Operative Documents (including without limitation the obligation to make future Loans) of Credit Suisse and Greenwich Funding Corporation, and (z) Agent and PanAmSat may continue to deal solely and directly with Credit Suisse, as administrative agent for Greenwich Funding Corporation, in connection with all of the rights and obligations of Greenwich Funding Corporation under this Agreement unless and until Agent and PanAmSat both consent to any proposed replacement of Credit Suisse as the administrative agent for Greenwich Funding Corporation.

                             Each of Agent, the Loan Participants and PanAmSat hereby agrees that, so long as any Loans funded and maintained by Greenwich Funding Corporation are outstanding, it shall not institute against, or join any other Person in instituting against, Greenwich Funding Corporation any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper note issued by Greenwich Funding Corporation is paid. This Section 20.2(d) shall survive termination of this Agreement.

                             Agent hereby consents to a future assignment to and assumption by Credit Suisse of Greenwich Funding Corporation's rights and obligations under this Agreement and the other Operative Documents in accordance with the provisions of this Agreement.

                             (e) Agent, on behalf of PanAmSat, shall maintain at the Agent's Office a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Loan Participants and the Commitments of, and principal amounts of the Loans owing to, each Loan Participant from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and PanAmSat, Agent and the Loan Participants shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Operative Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment of any Loan shall be registered on the Register only upon surrender of the Notes representing such Loan as provided in Section 2.13(b). The Register shall be available for inspection by PanAmSat or any Loan Participant at any reasonable time and from to time upon reasonable prior notice.

                             (f) Upon its receipt of (x) a copy of the Participation Agreement and (y) an Assignment and Acceptance, executed by an assigning Loan Participant (with respect to clause (y) only) and an Assignee (with respect to clauses (x) and (y)) (and, in the case of an Assignee that is not then a Loan Participant or an affiliate thereof, by Agent) together with payment by the Assignee or the assigning Loan Participant to Agent of a registration and processing fee of $3,500, Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to Loan Participants and PanAmSat. Notwithstanding anything to the contrary in this Section 2.20, no Loan Participant may assign any or all of its rights and obligations under this Agreement and the other Operative Documents if such assignment would cause a violation of any of the provisions of Section 4.03(a) or (b) of the Participation Agreement by the assignor or the assignee.

                             (g) Subject to the execution by each Interest Participant or Assignee (each, a "Transferee") of a copy of the Participation Agreement, and its agreement to be bound, among other things, by the confidentiality requirements therein, PanAmSat authorizes each Loan Participant to disclose to any Transferee any and all financial information in such Loan Participant's possession which has been delivered to such Loan Participant pursuant to this Agreement or the Participation Agreement.

                             (h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Loan Participant of any Loan or Note to any Federal Reserve Bank in accordance with applicable law, provided that no such assignment shall release a Loan Participant from any of its obligations hereunder.

                        20.3 Adjustments. If any Loan Participant (a "benefitted Loan Participant") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 6(f) or (g) or otherwise) other than amounts received pursuant to Section 2.15, 2.16, 2.17 or 20.2, in a greater proportion than any such payment to or collateral received by any other Loan Participant, if any, in respect of such other Loan Participant's Loans or interest thereon, such benefitted Loan Participant shall purchase for cash from the other Loan Participants a participating interest in such portion of each such other Loan Participant's Loan, or shall provide such other Loan Participant with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Loan Participant to share the excess payment or benefits of such collateral or proceeds ratably with each of the Loan Participants, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Loan Participant, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                        20.4 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with PanAmSat and Agent.

                 [balance of this page intentionally left blank]

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written by their respective officers thereunto duly authorized.

                                           PANAMSAT CORPORATION



                                           By /s/ Kenneth N. Heintz
                                              -------------------------------
                                              Name:  Kenneth N. Heintz
                                              Title: Executive Vice President &
                                                     Chief Financial Officer







                                           THE CHASE MANHATTAN BANK, as Agent



                                           By /s/ Tracey Navin Ewing
                                              -------------------------------
                                              Name: Tracey Navin Ewing
                                              Title: Vice President

                                          COMMITMENTS OF LOAN PARTICIPANTS
                                          --------------------------------

                                                                                    Percentage of Aggregate
Name                                Amount                                          Commitments
----                                ------                                          ------------------------

ABN AMRO Bank N.V.                  $7,723,192.56                                    6.2222%
BW Bank Ireland plc                 $7,723,192.56                                    6.2222%
Banca Di Roma                       $7,723,192.56                                    6.2222%
The Bank of New York                $7,723,192.56                                    6.2222%
Bankers Trust Company               $7,723,192.56                                    6.2222%
The Chase Manhattan Bank            $13,791,415.31                                  11.1111%
Credit Suisse First Boston          $11,033,132.22                                    8.8889%
The First National Bank of Chicago  $7,723,192.56                                     6.2222%
The Industrial Bank of Japan        $7,723,192.56                                     6.2222%
Mitsubishi Trust & Banking Corp.    $11,033,132.22                                    8.8889%
Morgan Guaranty Trust Company       $18,756,324.78                                  15.1111%
NationsBank of Texas                $7,723,192.56                                     6.2222%
Westdeutsche Landesbank             $7,723,192.56                                     6.2222%


TOTAL                               $124,122,737.56                                 100.0000%


                                                                       Exhibit 1
                                                                       ---------

                                 PROMISSORY NOTE
                                 ---------------

$_____________                                               New York, New York
                                                             Dated: July 2, 1999


              FOR VALUE RECEIVED, PanAmSat Corporation, a Delaware corporation ("PanAmSat"), hereby promises to pay to ______________ (the "Loan Participant"), or registered assigns, the principal sum of ________________ ($_____________) in installments payable on the Principal Payment Dates (as defined in the Amended and Restated Loan and Security Agreement, dated July 2, 1999, among PanAmSat Corporation, The Chase Manhattan Bank (as successor-by-merger to Chemical Bank) as Agent (the "Agent"), Loan Participant and the other institutions listed on Schedule A thereto as Loan Participants (the "Loan Agreement")) in accordance with the amortization schedule attached hereto as it may from time to time be revised pursuant to the Loan Agreement, and to pay interest on the unpaid principal amount hereof at the rates per annum and on the dates provided in the Loan Agreement. Both principal and interest are payable in lawful money of the United States of America in immediately available funds at the office of Agent at 270 Park Avenue, New York, New York 10017, for the account of the Loan Participant.

              This Note is one of the Notes referred to in, and is entitled to the collateral security and other benefits of, the Loan Agreement, which Loan Agreement, among other things, provides for acceleration of the maturity hereof upon the happening of certain stated events and for the right of PanAmSat to make certain prepayments of principal prior to the maturity hereof upon the terms and conditions therein specified.

              This Note supersedes and replaces any notes issued to the Loan Participant pursuant to the Loan and Security Agreement dated February 7, 1996, among Wilmington Trust Company as Owner Trustee, Chemical Bank as Agent, Loan Participant and the other institutions listed on Schedule A thereto as Loan Participants, which shall be of no further force or effect.

              PanAmSat waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note and agrees to pay all costs of collection when incurred, including legal fees and expenses, to the extent provided in the Loan Agreement, and to perform and comply with each of the covenants, conditions, provisions and agreements contained in every instrument now evidencing or securing the loan or loans intended to be evidenced hereby.

              This Note shall be construed and enforced in accordance with and governed by the laws of the State of New York applicable to promissory notes made and to be performed entirely within such State.

                                              PANAMSAT CORPORATION



                                              By
                                                --------------------------------
                                                Name:
                                                Title:

                                                                       Exhibit 2
                                                                       ---------
                           DEBT AMORTIZATION SCHEDULE
                           ---------------------------

Beginning Loan Balance                                                             $211,351,919.00
Date                                       Amortization Amount                     Remaining Balance
----                                       -------------------                     -----------------

01/02/1997                                 $27,564,479.54                          $183,787,439.46
01/02/1998                                 $29,407,413.82                          $154,380,025.64
07/02/1999                                 $30,257,288.08                          $124,122,737.56
01/02/2000                                 $44,300,073.91                          $79,822,663.65
07/02/2000                                 $12,064,819.64                          $67,757,844.01
01/02/2001                                 $21,215,691.20                          $46,542,152.81
01/02/2002                                 $46,542,152.81                          $         0.00

Total Amortization                         $211,351,919.00


                                                                       Exhibit 3
                                                                       ---------

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


              Reference is made to the Amended and Restated Loan and Security Agreement, dated as of July 2, 1999 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among PanAmSat Corporation ("PanAmSat"), the lending institutions listed on Schedule A as Loan Participants and The Chase Manhattan Bank, as agent for the Loan Participants (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Loan Agreement or any other Operative Document, including any schedule or appendix thereto, and used herein shall have the meanings given to them in the Loan Agreement or such Operative Document or schedule or appendix thereto.

              The Assignor identified on Schedule I hereto (the "Assignor") and the Assignee identified Schedule I hereto (the "Assignee") agree as follows:

              1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Loan Agreement with respect to the credit facility contained in the Loan Agreement (the "Assigned Facility"), in a principal amount for the Assigned Facility as set forth on Schedule 1 hereto.

              2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any other Operative Document or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any other Operative Documents or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of PanAmSat or any other obligor or the performance or observance by PanAmSat or any other obligor of any of their respective obligations under the Loan Agreement or any other Operative Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Note held by it evidencing the Assigned Facility and (i) requests that the Agent, upon request by the Assignee, exchange the attached Note for a new Note payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Agent exchange the attached Note for a new Note payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective
Date).

              3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements delivered pursuant to subsection 5.01 of the Participation Agreement thereof, the other Operative Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Loan Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, the other Operative Documents, or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement, the Operative Documents, or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Loan Agreement and the Participation Agreement and will perform in accordance with their terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Loan Participant including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.17(b) of the Loan Agreement.

              4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent in the Register pursuant to the Loan Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent).

              5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustment in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

              6. From and after the Effective Date, (a) the Assignee shall be a party to the Loan Agreement and the Participation Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Loan Participant thereunder and under the other Operative Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement and the Participation Agreement.

              7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

              IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Acceptance

Name of Assignor:
                               ----------------------------


Name of Assignee:
                               ----------------------------


Effective Date of Assignment:  ----------------------------

       Credit                        Principal             Commitment Percentage
  Facility Assigned               Amount Assigned                Assigned
                                    $__________               __.__________%1*


[Name of Assignee]                                           [Name of Assignor]



By:                                          By:
    ---------------------------                  ------------------------------
Title:                                       Title:


[Accepted:

THE CHASE MANHATTAN BANK,
  as Agent



By:________________________________
Title:]

---------------------------
*1 Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

                                                          CASUALTY PAYMENT DATES

August 2, 1999
September 2, 1999
October 2, 1999
November 2, 1999
December 2, 1999
January 2, 2000
February 2, 2000
March 2, 2000
April 2, 2000
May 2, 2000
June 2, 2000
July 2, 2000
August 2, 2000
September 2, 2000
October 2, 2000
November 2, 2000
December 2, 2000
January 2, 2001
February 2, 2001
March 2, 2001
April 2, 2001
May 2, 2001
June 2, 2001
July 2, 2001
August 2, 2001
September 2, 2001
October 2, 2001
November 2, 2001
December 2, 2001
January 2, 2002